UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant
Filed by a party other than the Registrant
Check the appropriate box:

    Preliminary Proxy Statement
    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    Definitive Proxy Statement
    Definitive Additional Materials
    Soliciting Material Pursuant to Section 240.14a-12

THE WARNACO GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THE WARNACO GROUP, INC.
501 Seventh Avenue
New York, New York 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2007

To the Stockholders of
THE WARNACO GROUP, INC.:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders of The Warnaco Group, Inc., a Delaware corporation, will be held at Warnaco’s offices, 501 Seventh Avenue, New York, New York 10018, on Tuesday, May 15, 2007, at 10:00 a.m., local time, or at any adjournments or postponements thereof (the ‘‘Annual Meeting’’), for the following purposes:

1.	To elect nine Directors to serve until the next annual meeting and until their successors have been elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as Warnaco’s independent registered public accounting firm for the fiscal year ending December 29, 2007; and

3.	To transact such other business as may properly come before the Annual Meeting.

The attached proxy statement describes the matters to be considered at the Annual Meeting. The Board of Directors has fixed the close of business on Tuesday, March 27, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at Warnaco’s principal executive offices located at 501 Seventh Avenue, New York, New York, 10018 for at least ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

Whether or not you expect to attend, WE URGE YOU TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE OR VOTE BY TELEPHONE OR INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. If you attend the Annual Meeting, you may vote your shares in person which will revoke any previously provided proxy.

If your shares are held of record by a broker, bank or other nominee and you wish to attend the Annual Meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the Annual Meeting. In order to vote such shares at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Regardless of how many shares you own, your vote is very important. Please COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTE BY TELEPHONE OR INTERNET TODAY.

By Order of the Board of Directors
JAY A. GALLUZZO Senior Vice President — Corporate Development, General Counsel & Secretary

New York, New York
April 17, 2007

THE WARNACO GROUP, INC.
501 Seventh Avenue
New York, New York 10018

P R O X Y     S T A T E M E N T

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2007

INTRODUCTION

This proxy statement (the ‘‘Proxy Statement’’) and the accompanying proxy are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Warnaco Group, Inc., a Delaware corporation, for use at the 2007 Annual Meeting of Stockholders to be held at Warnaco’s offices, 501 Seventh Avenue, New York, New York 10018, on Tuesday, May 15, 2007, at 10:00 a.m., local time, or at any adjournments or postponements thereof (the ‘‘Annual Meeting’’), for the purposes set forth in the accompanying Notice of Annual Meeting. The Notice of Annual Meeting, Proxy Statement and accompanying proxy are first being mailed on or about April 17, 2007 to stockholders of record as of the close of business on March 27, 2007.

If your shares are held of record by a broker, bank or other nominee, please refer to the information provided by that entity for instructions on how to vote your shares. In addition, if your shares are held by a broker, bank or other nominee, and you wish to attend, and vote at, the Annual Meeting, you must (a) obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares, (b) obtain a proxy issued in your name from such record holder and (c) bring both the letter and the proxy to the Annual Meeting.

If you are a registered stockholder holding shares in Warnaco directly under your own name, you can ensure that your shares are voted at the Annual Meeting by (1) completing, signing, dating and promptly returning the enclosed proxy in the envelope provided; (2) voting by telephone as instructed on the enclosed proxy; or (3) voting by Internet as instructed on the enclosed proxy. Sending in a signed written proxy or voting by telephone or Internet will not affect your right to attend the Annual Meeting and vote in person.

You may revoke your proxy at any time before it is voted at the Annual Meeting by (1) notifying our Transfer Agent, Wells Fargo Corporate Trust, Sixth & Marquette, Minneapolis, Minnesota 55479, in writing; (2) providing us with a subsequent properly executed written proxy; (3) subsequently voting by telephone or Internet; or (4) attending the Annual Meeting and voting in person.

Our principal executive offices are located at 501 Seventh Avenue, New York, New York 10018.

Voting Of Proxies

All properly executed written proxies, and all properly completed proxies submitted by telephone or Internet, received prior to the Annual Meeting will be voted in accordance with the instructions specified therein. As to any matter for which no choice has been specified in a properly executed written proxy or properly completed proxy submitted by telephone or Internet, the shares represented thereby will be voted ‘‘FOR’’ the election of all nine nominees for the Board of Directors and ‘‘FOR’’ the ratification of the appointment of Deloitte & Touche LLP (‘‘Deloitte & Touche’’) as our independent registered public accounting firm for the fiscal year ending December 29, 2007 and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. The Board of Directors knows of no other business to come before the Annual Meeting; however, if other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote thereon in accordance with their best judgment.

Quorum; Vote Required

The presence, in person or by properly executed written proxy or properly completed proxy submitted by telephone or Internet, of the holders of a majority of the total number of votes of the issued and outstanding shares of our common stock, par value $0.01 per share (the ‘‘Common Stock’’), entitled to vote at the Annual Meeting is necessary to constitute a quorum in order to transact business. Abstentions and broker non-votes, if any, will be included in the calculation of the number of shares present at the Annual Meeting for purposes of determining a quorum.

Directors shall be elected by a plurality of votes of the shares of Common Stock present at the Annual Meeting, in person or by properly executed written proxy or properly completed proxy submitted by telephone or Internet, and entitled to vote. In determining whether such nominees have received the requisite number of affirmative votes, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.

Approval of the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by properly executed written proxy or properly completed proxy submitted by telephone or Internet, and entitled to vote. In determining whether such proposal has received the requisite number of affirmative votes, abstentions and broker non-votes, if any, will be counted and will have the same effect as a vote against the proposal.

Outstanding Voting Securities

As of the close of business on March 27, 2007, the record date for determining stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote 46,294,935 shares of Common Stock. Each share of Common Stock is entitled to one vote per share. Only stockholders of record as of the close of business on March 27, 2007 will be entitled to notice of and to vote at the Annual Meeting.

Solicitation Of Proxies

The cost of soliciting proxies for the Annual Meeting will be borne by us. In addition to solicitation by mail, solicitations may also be made by personal interview, facsimile transmission, telegram, telephone and other methods of communication. We are using the services of Morrow & Co., Inc. to assist in soliciting proxies. We expect that the fees and expenses to be paid by us for such services will not exceed $10,000. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to their beneficial owners, and we will reimburse them for their reasonable expenses incurred in connection therewith. Directors, officers and other regular employees of Warnaco, as yet undesignated, may also request the return of proxies by telephone, telegram, personal visit or otherwise.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Annual Meeting, nine Directors are to be elected to serve until the next annual meeting and until their successors have been elected and qualified. The nine nominees for Director (each of whom is currently a member of the Board of Directors) are David A. Bell, Robert A. Bowman, Richard Karl Goeltz, Joseph R. Gromek, Sheila A. Hopkins, Charles R. Perrin, Nancy A. Reardon, Donald L. Seeley and Cheryl Nido Turpin. Certain biographical information regarding the nine nominees is set forth below.

All properly executed written proxies received by us and properly completed proxies submitted by telephone or Internet will be voted ‘‘FOR’’ the election of the Board of Directors’ nominees unless contrary instructions are given. If one or more of the Board of Directors’ nominees is unable to serve, which is not anticipated, the persons named as proxies intend to vote, unless the number of Directors is reduced by the Board of Directors, for such other person or persons as the Board of Directors may designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ THE ELECTION OF ITS NOMINEES, WHICH IS DESIGNATED AS ITEM NO. 1 ON THE ENCLOSED PROXY CARD.

BIOGRAPHICAL INFORMATION

Set forth below are the name, age (as of March 27, 2007), positions and offices with Warnaco, if applicable, and other selected biographical information of each (1) Director nominee and (2) non-Director Executive Officer of Warnaco.

Biographical Information of the Director Nominees

Charles R. Perrin, 61, has been a Director of Warnaco since April 2003 and has served as our Non-Executive Chairman since March 2004. Mr. Perrin served as Acting Non-Executive Chairman from January 2004 until March 2004. Mr. Perrin served as Chairman of Avon Products, Inc. (‘‘Avon’’) from May 1999 to November 1999 and Chief Executive Officer of Avon from July 1998 to November 1999. He served as Avon’s Vice Chairman from January 1998 to May 1999 and Avon’s Chief Operating Officer from January 1998 to July 1998. Mr. Perrin served as Chairman and Chief Executive Officer of Duracell International, Inc. from 1994 to 1996. He is a trustee of Trinity College, Save the Children and Ability Beyond Disability, Chairman of Clearpool, Inc. and a Director of Campbell Soup Company and Eastern Mountain Sports.

David A. Bell, 63, has been a Director of Warnaco since April 2003. Since March 16, 2006, Mr. Bell has served as Chairman Emeritus of The Interpublic Group of Companies (‘‘Interpublic’’), a provider of advertising, specialized marketing and communication services. Previously, he served as Interpublic’s Co-Chairman from January 2005 until March 15, 2006, Chairman and Chief Executive Officer from February 2003 to January 2005 and Vice Chairman from June 2001 to February 2003. From March 1999 to 2001, Mr. Bell served as Chairman and Chief Executive Officer of True North Communications, Inc., a provider of advertising and marketing communication services. From 1992 to March 1999, he served as Chairman and Chief Executive Officer of Bozell Worldwide. Mr. Bell serves on the Board of Directors of Primedia, Inc. and DHB Industries Inc. Mr. Bell is currently an operating advisor of Pegasus Capital Advisors, L.P., Chairman of PRO-AD PAC (the advertising industry’s political action committee), and is the Chairman of the Board of Directors of The National Forest Foundation and Co-Chairman of the Advertising Council Advisory Group.

Robert A. Bowman, 52, has been a Director of Warnaco since January 2004. He currently serves as President and Chief Executive Officer of Major League Baseball Advanced Media (‘‘MLB.com’’), the Internet and interactive media unit of Major League Baseball. Prior to joining MLB.com in November 2000, Mr. Bowman was President and Chief Executive Officer of Cyberian Outpost, Inc., an online retailer of computers and electronics. Before he joined Cyberian Outpost in September 1999, Mr. Bowman held several senior management positions at ITT Corporation, including President, Chief Operating Officer and Chief Financial Officer. Earlier in his career, Mr. Bowman served for eight years as Treasurer of the State of Michigan. Mr. Bowman is currently a Director of World Wrestling Entertainment, Inc. and Blockbuster, Inc.

Richard Karl Goeltz, 64, has been a Director of Warnaco since July 2002. From 1996 to 2000, Mr. Goeltz served as Vice Chairman and Chief Financial Officer of the American Express Company, a provider of travel, payment, financial advisory and international banking services. Previously, Mr. Goeltz was Group Chief Financial Officer and a member of the Board of Directors of NatWest Group (‘‘NatWest’’), the parent company of National Westminister Bank PLC. Prior to joining NatWest, Mr. Goeltz served The Seagram Company for over 20 years in a variety of management positions. Mr. Goeltz is a Director of Federal Home Loan Mortgage Corporation (‘‘Freddie Mac’’), the New Germany Fund and Aviva plc, a member of the Board of Overseers of Columbia Business School, a Director of Opera Orchestra of New York, a member of the Council on Foreign Relations and a member of the Court of Governors and the Council of the London School of Economics and Political Science.

Joseph R. Gromek, 60, has served as President and Chief Executive Officer of Warnaco since April 2003, at which time he was also elected to the Board of Directors. From 1996 to 2002, Mr. Gromek served as President and Chief Executive Officer of Brooks Brothers, Inc., a clothing retailer. From January 2002 until he joined Warnaco in April 2003, Mr. Gromek worked as an independent consultant. Over the last 25 years, Mr. Gromek has held senior management positions with Saks Fifth Avenue, Limited Brands, Inc. and AnnTaylor Stores Corporation. Mr. Gromek is the Chairman of the Board of Directors of Volunteers of America and a member of the Board of Governors of the Parsons School of Design.

Sheila A. Hopkins, 51, has been a Director of Warnaco since July 2003. Ms. Hopkins currently serves as Vice President and General Manager, Professional Oral Care, N.A. at Colgate-Palmolive Company, a consumer products company. From January 2004 to January 2007, she served as Vice President — Palmolive Equity Global Business Development and from September 1997 to January 2004, she served as Vice President, General Manager of Personal Care. Previously she served as Vice President of U.S. Marketing at Tambrands and in various marketing positions at Procter & Gamble Company. Ms. Hopkins currently is a member of the Board of Directors of Volunteers of America.

Nancy A. Reardon, 54, has been a Director of Warnaco since July 2006. Ms. Reardon currently serves as Senior Vice President and Chief Human Resources and Communications Officer at Campbell Soup Company, a global manufacturer of soup, beverage, confectionery and prepared food products. Prior to joining Campbell Soup Company, from 2002 to 2004, Ms. Reardon served as Executive Vice President of Human Resources for Comcast Cable Communications, Inc., a provider of cable television and communication services. Previously, from 1996 to 2002, she served as Partner and Executive Vice President, Human Resources and Corporate Affairs, Borden Capital Management Partners, a provider of private equity investments, corporate governance, mergers and acquisitions and strategic partnering expertise. Ms. Reardon is currently a member of the Board of Directors of The Mann Center for the Performing Arts in Philadelphia. Ms. Reardon was elected as a Director of Warnaco on July 11, 2006 by the Board of Directors. Ms. Reardon was recommended to the Nominating and Corporate Governance Committee by a non-management Director of Warnaco and was approved and recommended to the Board of Directors by that committee in accordance with the procedures described below under ‘‘Nominating and Corporate Governance Committee’’.

Donald L. Seeley, 63, has been a Director of Warnaco since July 2005. Since April 2000 Mr. Seeley has been an adjunct lecturer and the Director of the Applied Investment Management Program at the University of Arizona. From July 1997 to March 2000, Mr. Seeley was Vice Chairman and Chief Financial Officer of True North Communications. Earlier, he was President and Chief Executive Officer of the Alexander Consulting Group. He currently is a member of the Board of Trustees of William Blair Mutual Funds.

Cheryl Nido Turpin, 59, has been a Director of Warnaco since April 2004. From June 1994 to August 1997, Ms. Turpin served as President and Chief Executive Officer of The Limited Stores. She was President and Chief Executive Officer of Lane Bryant, a subsidiary of The Limited Stores, Inc., from January 1990 to June 1994. Ms. Turpin is a Director of Footlocker, Inc.

Biographical Information of the Non-Director Executive Officers

Lawrence R. Rutkowski, 49, currently serves as Warnaco’s Executive Vice President and Chief Financial Officer. From September 2003 until March 2005, Mr. Rutkowski served as our Senior Vice President and Chief Financial Officer. From December 1999 to June 2003, he served as Executive Vice President and Chief Financial Officer at Primedia, Inc., a targeted media company. From November 1993 to December 1999, he served at National Broadcasting Company/General Electric as Senior Vice President and Chief Financial Officer Strategic Business Development and Controller of Corporate Finance. Previously, Mr. Rutkowski held a senior management position at Walt Disney Studios.

Helen McCluskey, 51, joined Warnaco as Group President — Intimate Apparel in July 2004. Prior to joining Warnaco, Ms. McCluskey served as Group President of the Moderate Women’s Sportswear division of Liz Claiborne Corporation, a designer and marketer of branded apparel, accessories and fragrance products, from August 2001 to June 2004. Previously, she spent 18 years at Sara Lee Corporation, a manufacturer and marketer of brand-name products, where she held executive positions in marketing, operations and general management, including President of Playtex Apparel from 1999 to 2001.

Frank Tworecke, 60, joined Warnaco as Group President — Sportswear in May 2004. From 1999 to April 2004, Mr. Tworecke served as President and Chief Operating Officer of Bon-Ton Stores, a department store operator. Previously, he was President and Chief Operating Officer of Jos. A. Bank. Mr. Tworecke has also held senior management positions with other specialty and department store retailers including MGR, Inc., Rich’s Lazarus Goldsmith’s (now part of the Macy’s Central division of Federated Department Stores), and John Wanamaker.

Dwight Meyer, 54, currently serves as Warnaco’s President — Global Sourcing, Distribution and Logistics. Mr. Meyer is responsible for all aspects of our worldwide sourcing, distribution and logistics operations. From April 2005 until March 2007, Mr. Meyer served as our President — Global Sourcing. Prior to joining Warnaco, Mr. Meyer served as Executive Vice President of Global Sourcing of AnnTaylor Stores Corporation, a specialty clothing retailer of women’s apparel, shoes and accessories, from 1996 until April 2005. Previously, he served as President and Chief Operating Officer of C.A.T. (a joint venture between AnnTaylor Stores Corporation and Cygne Design) and Vice President, Sourcing for the Abercrombie & Fitch division of M.A.S.T. Industries.

Stanley P. Silverstein, 54, currently serves as Warnaco’s Executive Vice President — International Strategy and Business Development. From March 2005 until January 2006, Mr. Silverstein served as our Executive Vice President — Corporate Development. From March 2003 to March 2005, Mr. Silverstein served as Warnaco’s Senior Vice President — Corporate Development and served as our Chief Administrative Officer from December 2001 until January 2006. Mr. Silverstein served as Warnaco’s Vice President and General Counsel from December 1990 until February 2003 and as its Secretary from January 1987 until May 2003. In May 2004, Mr. Silverstein, without admitting or denying the findings, entered into a settlement with the Securities and Exchange Commission (‘‘SEC’’) pursuant to which the SEC found that Mr. Silverstein had willfully aided and abetted and caused certain violations by Warnaco of the federal securities laws and issued an administrative order requiring that Mr. Silverstein cease and desist from causing any violations and any future violations of such laws. The order, which did not impose any fines or monetary penalties on Mr. Silverstein, censured him pursuant to the SEC’s Rules of Practice and required that he disgorge certain incentive compensation for 1998, with interest. In addition, the order provided that until May 11, 2006, Mr. Silverstein not sign documents to be filed with the SEC by or on behalf of Warnaco nor participate in or be responsible for the preparation or review of such filings, except under limited circumstances.

Jay A. Galluzzo, 32, currently serves as Warnaco’s Senior Vice President — Corporate Development, General Counsel and Secretary. From March 2005 until March 2007, Mr. Galluzzo served as our Senior Vice President, General Counsel and Secretary. From March 2003 to March 2005, Mr. Galluzzo served as Warnaco’s Vice President and General Counsel and has served as our Secretary since May 2003. Mr. Galluzzo was associated with the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from October 2000 to March 2003.

Elizabeth Wood, 45, joined Warnaco as Senior Vice President — Human Resources in September 2005. From May 2002 to August 2005, Ms. Wood served as a consultant for Breakthrough Group, a consulting company that focuses on executive and employee training and development. From May 1996 to February 2002, Ms. Wood served as the Executive Vice President of Human Resources of Brooks Brothers, Inc. Previously, Ms. Wood served as Corporate Human Resources Director of Marks and Spencer Group, plc.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

The Board of Directors has determined that Messrs. Bell, Bowman, Goeltz, Perrin and Seeley and Mmes. Hopkins, Reardon and Turpin (comprising a majority of Warnaco’s Board of Directors) are independent directors as defined in the NASDAQ listing standards.

The Board of Directors has adopted Corporate Governance Guidelines, a Code of Ethics for Principal Executive and Senior Financial Officers and an Employee Code of Business Conduct and Corporate Ethics Policy (‘‘Code of Conduct’’), all of which are posted, along with our Charter, By-Laws and Committee Charters, on the corporate governance page of our Internet website located at www.warnaco.com. Any amendment to, or waiver of, the Code of Ethics for Principal Executive and Senior Financial Officers will be disclosed on our website. We do not currently expect to make any such waivers.

The Board of Directors held ten meetings in the fiscal year ended December 30, 2006 (‘‘Fiscal 2006’’). During Fiscal 2006, all of the Directors attended at least 75% of the meetings of the Board of Directors and the respective committees of the Board of Directors of which they were a member. Warnaco strongly encourages, but does not require, members of the Board of Directors to attend annual stockholder meetings. All of our then-sitting Directors attended last year’s annual meeting. Our Corporate Governance Guidelines provide that independent Directors will meet without management at regularly scheduled executive sessions at least quarterly, in conjunction with regularly scheduled Board meetings, and at such other times as they deem appropriate.

The Board of Directors has adopted certain processes for receiving communications from stockholders. Our stockholders may contact any member (or all members) of the Board of Directors (including, without limitation, any committee of the Board or any chair of any such committee) by mail or electronically. To communicate with the Board of Directors, any individual Director or any group or committee of Directors, stockholders may address correspondence to the Board of Directors or any such individual Directors or group or committee of Directors by either name or title. All such correspondence shall be sent to us ‘‘c/o Corporate Secretary’’ at The Warnaco Group, Inc., 501 Seventh Avenue, New York, New York 10018. This contact information is also available on the corporate governance page of our Internet website at www.warnaco.com. On the corporate governance page, stockholders will find an on-line form that may be used for writing an electronic message to the Board of Directors, any individual Director, or any group or committee of Directors. The website includes instructions for sending any such message. Stockholders may also communicate with such persons by sending an e-mail to board@warnaco.com. All communications received from stockholders will be opened by our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our Directors. Any contents that are not in the nature of advertising or promotions of a product or service will be forwarded promptly to the addressees. Communications which consist of stockholder proposals must instead follow the procedures set forth under ‘‘Stockholder Proposals’’ below and, in the case of recommendations for Director candidates, the procedures set forth under ‘‘Nominating and Corporate Governance Committee’’ below.

In Fiscal 2006, the Board of Directors had the following standing committees: Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.

Audit Committee

The Audit Committee, which met 15 times in Fiscal 2006, is primarily responsible for: (1) monitoring the quality and integrity of Warnaco’s financial statements and related disclosure and systems of internal controls regarding risk management, finance and accounting; (2) monitoring all material matters relating to Warnaco’s capital structure, financial policies, capital investments, and related matters; (3) appointing and overseeing the independent auditors and approving in advance the independent auditors’ fee arrangements, other terms of service and scope of audit; (4) monitoring the independent auditors’ qualifications and independence; (5) approving in advance any non-audit services to be provided by the independent auditors; (6) in consultation with management, overseeing the appointment, compensation, performance, replacement, reassignment or dismissal of the principal internal auditor; (7) reviewing the scope, planning and staffing of the proposed annual internal audit plan; (8) providing an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors; (9) monitoring Warnaco’s compliance with legal and regulatory requirements; (10) reviewing and approving related party transactions pursuant to Warnaco’s policy governing such transactions (which policy, adopted by the Committee on March 6, 2007, codified Warnaco’s existing practices); (11) administering and monitoring the performance of Warnaco’s Employee Retirement Plan; and (12) issuing the report required by the SEC to be included in Warnaco’s annual proxy statement.

In Fiscal 2006, the members of the Audit Committee were Mr. Bowman, Mr. Goeltz, Chairman, Ms. Hopkins, Mr. Perrin and Mr. Seeley (each of whom continues to serve on the Audit Committee as of the date of this Proxy Statement). In addition, in January 2007, Ms. Reardon joined the Audit Committee. Each member of the Audit Committee during Fiscal 2006 was, and each current member is, an independent director under the NASDAQ listing standards and qualified pursuant to the additional NASDAQ requirements for audit committee members, in each case, as determined by the Board of Directors. The Board of Directors has determined that Mr. Goeltz is an ‘‘audit committee financial expert’’ as that term is defined in the applicable SEC rules and in satisfaction of the applicable audit committee requirements of the NASDAQ listing standards; however, he is not an auditor or accountant for Warnaco, he does not perform field work and is not an employee of Warnaco. In accordance with the SEC’s safe harbor relating to audit committee financial experts, a person designated or identified as an audit committee financial expert will not be deemed an ‘‘expert’’ for any purpose, including without limitation for purposes of Section 11 of the Securities Act of 1933, as amended. In addition, such designation or identification does not impose on such person any duties, obligations or liability that are greater than that imposed on such person as a member of the Audit Committee and Board of Directors in the absence of such designation or identification and does not affect the duties, obligations or liabilities of any other member of the Audit Committee or Board of Directors.

The Audit Committee has established procedures for: (a) the receipt, retention and treatment of complaints received by Warnaco regarding accounting, internal accounting controls, misuse or inappropriate use of corporate assets or auditing matters or potential violations of law; and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters or potential violations of law. Such procedures are described in the Audit Committee’s written charter referred to below.

The Audit Committee operates under a written charter which is available on the corporate governance page of our Internet website located at www.warnaco.com. The Audit Committee reviews its charter annually and amends it as necessary. In addition, the Audit Committee undertakes an annual self-evaluation of its practices and operations to ensure that all members of the Committee are satisfied with the manner in which the Committee is executing its duties. The self-evaluation results are reviewed by our Nominating and Corporate Governance Committee and our Board of Directors.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which met six times in Fiscal 2006, has as its primary purposes: (1) assisting the Board of Directors by actively identifying individuals qualified to become Directors; (2) recommending to the Board of Directors the Director nominees for election at annual meetings of stockholders; (3) recommending to the Board of Directors nominees to serve on committees of the Board of Directors and members of each committee to serve as Chair of that committee; (4) recommending to the Board of Directors compensation amounts (including cash and equity compensation) for Directors; (5) monitoring significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies; (6) leading the Board of Directors, each committee of the Board of Directors and management in its annual performance self-evaluation, including establishing criteria to be used in connection with such evaluation; (7) overseeing compliance with our Code of Conduct; and (8) developing, recommending to the Board of Directors and administering our Corporate Governance Guidelines.

In Fiscal 2006, the members of the Nominating and Corporate Governance Committee were Mr. Bell, Mr. Goeltz, Mr. Perrin, Chairman, Mr. Seeley and Ms. Turpin (each of whom continues to serve on the Nominating and Corporate Governance Committee as of the date of this Proxy Statement). Each member of the Nominating and Corporate Governance Committee during Fiscal 2006 was, and each current member is, an independent director under the NASDAQ listing standards as determined by the Board of Directors.

The Nominating and Corporate Governance Committee has adopted a policy to generally ensure that the minimum qualifications for serving as a Director of Warnaco are that a nominee: (1) demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Directors’ oversight of the business and affairs of Warnaco; and (2) be a person of the highest integrity and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating and Corporate Governance Committee examines candidates’ specific experiences and skills in light of: (1) the needs of Warnaco and the Board of Directors; (2) time availability in light of other commitments; (3) potential conflicts of interest; and (4) independence from management and Warnaco. The Nominating and Corporate Governance Committee identifies potential nominees by asking current Directors and Executive Officers to notify the Committee if they become aware of persons meeting the criteria described above, who might be available to serve on the Board of Directors. From time to time, the Nominating and Corporate Governance Committee engages firms that specialize in identifying Director candidates. During Fiscal 2006, we engaged Spencer Stuart, a global executive search firm, to perform these services.

The Nominating and Corporate Governance Committee will also consider Director candidates recommended by stockholders. In order to have a candidate considered by the Nominating and Corporate Governance Committee, stockholders must submit the following information: (1) the name of the stockholder and evidence of the stockholder’s ownership of Common Stock, including the number of shares owned and the length of time of ownership and (2) the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a Director of Warnaco and the candidate’s consent to be named as a Director if selected by the Nominating and Corporate Governance Committee and nominated by the Board of Directors. The stockholder recommendation and information described above must be sent to the Nominating and Corporate Governance Committee ‘‘c/o Corporate Secretary’’ at The Warnaco Group, Inc., 501 Seventh Avenue, New York, New York 10018. The Nominating and Corporate Governance Committee will accept recommendations of Director candidates throughout the year; however, in order for a recommended Director candidate to be considered for nomination to stand for election at an upcoming annual meeting of stockholders, the recommendation must be received by our Corporate Secretary not less than 120 days prior to the anniversary date of our most recent annual meeting of stockholders. This information regarding the procedure for submitting stockholder nominations to the Board of Directors also can be found on the corporate governance page of our Internet website located at www.warnaco.com.

In considering Board of Director candidates, the Nominating and Corporate Governance Committee will take into consideration the needs of Warnaco and the Board of Directors as well as the qualifications of the candidate. The Nominating and Corporate Governance Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee will contact the candidate directly. Generally, if the candidate expresses a willingness to be considered and to serve on the Board of Directors, the Nominating and Corporate Governance Committee will request further information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conduct one or more interviews with the candidate. In certain instances, Nominating and Corporate Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments to assist in the evaluation process. The Committee’s evaluation process shall not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Committee may take into consideration the number of shares held by a recommending stockholder and the length of time such shares have been held.

The Nominating and Corporate Governance Committee operates under a written charter which is available on the corporate governance page of our Internet website located at www.warnaco.com. The Nominating and Corporate Governance Committee reviews its charter annually and amends it as necessary. In addition, the Nominating and Corporate Governance Committee undertakes an annual self-evaluation of its practices and operations to ensure that all members of the Committee are satisfied with the manner in which the Committee is executing its duties. The self-evaluation results are reviewed by our Board of Directors.

As noted below, the Nominating and Corporate Governance Committee is also advised by Towers Perrin with respect to Director compensation.

Compensation Committee

The primary purpose of Warnaco’s Compensation Committee, which met seven times in Fiscal 2006, is to discharge the responsibilities of the Board of Directors relating to all compensation, including equity compensation, of Warnaco’s Executive Officers. The Compensation Committee also oversees Warnaco’s broad-based benefit programs. The Compensation Committee has overall responsibility for evaluating and making recommendations to the Board of Directors regarding (1) the performance and compensation of Warnaco’s Executive Officers and (2) Warnaco’s equity-based and incentive compensation plans, policies and programs. In addition, the Compensation Committee undertakes regular review of Warnaco’s executive compensation philosophy. Through this review process, combined with evaluation of the practices of our industry peers and consultation with outside consultants, the Compensation Committee manages our executive compensation practices. The Compensation Committee retains discretion over compensation decisions in order that it may regularly monitor pay against performance and determine how to compensate appropriately for performance. The Compensation Committee meets regularly in private executive session with Towers Perrin (see ‘‘Compensation Consultant’’ below for additional information) to discuss our performance as it relates to executive compensation.

In addition, the Compensation Committee undertakes an annual self-evaluation of its practices and operations to ensure that all members of the Committee are satisfied with the manner in which the Committee is executing its duties. The self-evaluation results are reviewed by our Nominating and Corporate Governance Committee and our Board of Directors.

In Fiscal 2006, the members of the Compensation Committee were Mr. Bell, Chairman, Mr. Bowman, Ms. Hopkins, Mr. Perrin, Ms. Reardon (as of July 11, 2006) and Ms. Turpin (each of whom continues to serve on the Compensation Committee as of the date of this Proxy Statement). Each member of the Compensation Committee during Fiscal 2006 was, and each current member is, an independent director under the NASDAQ listing standards as determined by the Board of Directors.

The Compensation Committee operates under a written charter which is available on the corporate governance page of our Internet website located at www.warnaco.com and which was recently amended to address the Committee’s review and approval of the discussion of its compensation policies and objectives. The Compensation Committee reviews its charter annually and amends it as necessary.

Compensation Consultant

In 2004, the Compensation Committee retained Towers Perrin as its independent compensation consultant to advise the Compensation Committee on all matters related to executive compensation, general compensation programs and other compensation and benefits-related matters. Other than the services described below (all of which have been reviewed and approved by the Compensation Committee), Towers Perrin provides no other services to, and is not otherwise affiliated with, Warnaco.

Representatives of Towers Perrin assist the Compensation Committee in reviewing proxy compensation data in order to select an appropriate peer group and in analyzing the peer group’s practices. Our Compensation Committee uses this information to determine the compensation of our Executive Officers and set individual performance goals for each Executive Officer. As part of its engagement, Towers Perrin regularly provides guidance relating to our overall compensation practices, in addition to advice regarding best practices in the industry and broader marketplace.

Towers Perrin also advises our Nominating and Corporate Governance Committee with respect to Director compensation, including annual compensation, meeting fees and equity awards. Additionally, management may from time to time utilize Towers Perrin’s proxy data and other information services. This use is limited in nature and is subject to review and approval by the Compensation Committee, in its sole discretion.

Our relationship with Towers Perrin continues in 2007.

Compensation Committee Interlocks and Insider Participation

None.

Certain Relationships and Related Person Transactions

We have adopted a written Policy and Procedures with respect to Related Person Transactions (available on the corporate governance page of our Internet website located at www.warnaco.com) relating to the review, approval and ratification of related person transactions, including transactions that are disclosable under SEC Regulation S-K, Item 404(a). Generally, our policy requires that our Audit Committee review and approve transactions involving more than $120,000 in which Warnaco is a participant and in which any of the following persons has a direct or indirect material interest: any of our Directors (or nominees) or Executive Officers or any person known to be the beneficial owner of more than 5% of our voting securities, any immediate family member of, or any person sharing a household with, any of the foregoing persons, or any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. Prior to the consummation of any transaction with a related person (regardless of the dollar amount involved), full disclosure of all facts and circumstances of such transaction must be made to our legal department. The legal department then determines whether such transaction or arrangement requires the approval of the Audit Committee. If appropriate, the transaction is submitted to the Audit Committee for consideration at the next Committee meeting or, in those instances where the legal department, in consultation with the Chief Executive Officer or Chief Financial Officer, determines it is not practicable or desirable to wait until the next meeting, to the Chair of the Committee (who possesses delegated authority to act between Committee meetings).

The Audit Committee (or Chair, as applicable) will approve only those related person transactions that are in, or not inconsistent with, the best interests of the Warnaco and its stockholders. Our written policies also include similar procedures relating to the review and ratification of any related person transaction not previously approved pursuant to the policy, and procedures for identifying related persons.

There were no transactions since the beginning of our last fiscal year, and there are no currently proposed transactions, required to be disclosed under SEC Regulation S-K, Item 404(a).

DIRECTOR COMPENSATION

Compensation of our independent Directors is structured to provide pay commensurate with the work required of them and to align independent Directors’ goals with those of stockholders. In addition, independent Director compensation is regularly evaluated to ensure consistency with peer company practices, as well as the broader marketplace.

Fiscal 2006 Director Compensation

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors approved the following Fiscal 2006 compensation arrangement for our independent Directors (other than our Non-Executive Chairman, whose compensation arrangement is described separately below): (i) $35,000 in cash and (ii) Common Stock issued under The Warnaco Group, Inc. 2005 Stock Incentive Plan with a value of $60,000, as well as fees of $1,500 per day for attendance at meetings of the Board of Directors and $1,200 per day for attendance at meetings of its Committees.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors approved the following Fiscal 2006 compensation arrangement for our Non-Executive Chairman — Charles R. Perrin: (i) $200,000 in cash and (ii) Common Stock issued under the 2005 Stock Incentive Plan with a value of $110,000. The Non-Executive Chairman did not receive fees for attendance at meetings of the Board of Directors or its Committees or Committee Chairman fees (as described separately below).

In addition, in Fiscal 2006, the Chairmen of the Audit and Compensation Committees were paid additional fees of $10,000 and $5,000, respectively. In Fiscal 2006, Mr. Goeltz served as Chairman of the Audit Committee, Mr. Bell served as Chairman of the Compensation Committee and Mr. Perrin served as Chairman of the Nominating and Corporate Governance Committee. As noted above, Mr. Perrin does not receive a Committee Chairman fee.

Directors were also reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its Committees.

We do not pay any additional remuneration to employees who serve as Directors of Warnaco.

Director Compensation Table

The following table discloses compensation paid to our non-management Directors with respect to Fiscal 2006:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (a)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Charles R. Perrin	$183,333	$109,984	$0	$0	$0	$0	$293,317
Robert A. Bowman	$71,300	$59,998	$0	$0	$0	$0	$131,298
David A. Bell	$62,200	$59,998	$0	$0	$0	$0	$122,198
Richard Karl Goeltz	$82,500	$59,998	$0	$0	$0	$0	$142,498
Sheila A. Hopkins	$69,800	$59,998	$0	$0	$0	$0	$129,798
Nancy A. Reardon	$27,531	$51,115	$0	$0	$0	$0	$78,646
Donald L. Seeley	$71,000	$59,998	$0	$0	$0	$0	$130,998
Cheryl Nido Turpin	$62,900	$59,998	$0	$0	$0	$0	$122,898

(a)	Amounts shown represent the market value of awards of Common Stock on the grant date. This amount is equal to the number of shares granted multiplied by the closing price of our Common Stock on the grant date.

2007 Director Compensation

In January 2007, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors approved the following fiscal 2007 compensation arrangement for our independent Directors (other than Mr. Perrin, whose fiscal 2007 compensation arrangement is described separately below): (i) $50,000 in cash and (ii) Common Stock issued under the 2005 Stock Incentive Plan with a value of $75,000, as well as fees of $1,200 per day for attendance at meetings of the Board’s Committees. Beginning in fiscal 2007, we no longer pay fees for attendance at meetings of the Board of Directors.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors approved the following fiscal 2007 compensation arrangement for Mr. Perrin: (i) $210,000 in cash and (ii) Common Stock issued under the 2005 Stock Incentive Plan with a value of $125,000. As was the case in Fiscal 2006, the Non-Executive Chairman will not receive fees for attendance at meetings of the Board of Directors or its Committees or Committee Chairman fees.

In addition, in fiscal 2007, the Chairmen of the Audit and Compensation Committees will be paid additional fees of $12,500 and $7,500, respectively. As noted above, the Non-Executive Chairman does not receive a Committee Chairman fee.

In fiscal 2007, we will continue to reimburse Directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its Committees.

We do not pay any additional remuneration to employees who serve as Directors of Warnaco.

In December 2006, the Nominating and Corporate Governance Committee approved a deferred compensation plan for our independent Directors (the ‘‘Directors’ Deferred Compensation Plan’’), effective beginning in 2007. The Directors’ Deferred Compensation Plan provides for an annual elective deferral of cash compensation and/or meeting fees into an unfunded individual account, the performance of which is linked to investment options selected by each participant.

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Business Goals

Warnaco designs, sources, manufactures, markets, licenses and distributes a broad line of intimate apparel, sportswear and swimwear worldwide. Our products are sold under several highly recognized brand names, including but not limited to Warner’s®, Olga®, Lejaby®, Calvin Klein®, Speedo®, Chaps®, Nautica®, Catalina®, Anne Cole® and Michael Kors®. We distribute our diversified portfolio of products both domestically and internationally through a variety of distribution channels including major department stores, independent retailers, chain stores, membership clubs, specialty and other stores, mass merchandisers, Warnaco-owned retail stores and the Internet. In addition, we use our design, manufacturing and sourcing expertise to produce private label intimate apparel and swimwear products for customers that generally do not carry our branded products. We manufacture our products through a combination of third-party manufacturing contractors and, to a lesser extent, Warnaco-owned offshore facilities.

Our mission is to be the premier global, branded apparel company by building on our portfolio of leading brands to attract new customers and continue to provide world class services to existing ones. To this end, we have identified the following primary strategic objectives:

•	Brand growth through product line extension

•	International expansion

•	Diversification of distribution channels

•	Direct-to-consumer platform development

In addition, we are committed to exploring new opportunities to meet the needs of consumers and customers and to driving improvement in stockholder returns. To this end, we are working to enhance operational efficiencies throughout our business. By working across one corporate platform, we believe we can better support an increasingly global business with diversified product offerings. In addition, we are continuing to transition to an internally-managed sourcing model. In working toward our overall corporate mission and specific strategic initiatives, we rely on the contributions of all Warnaco employees worldwide. We regard our employees as key drivers of our success and we are focused on building a corporate culture that recognizes the contributions of all employees, appreciates personal contributions to superior product and performance, and promotes the values of diversity and cultural and personal respect in the workplace.

Compensation Program Objectives and Supporting Principles

Our compensation philosophy is designed to support our business mission, strategic objectives and corporate culture. The compensation program’s core objectives are to:

•	Reward employees for superior performance

•	Attract and retain world-class talent

•	Ensure consistency of compensation with Warnaco’s operating objectives

•	Encourage alignment of Warnaco’s and employees’ performance goals with stockholder interests

•	Provide competitive compensation, as measured against our predetermined peer group and other comparable companies in the broader marketplace

The following guiding principles support the program’s core objectives:

•	Consideration of competitive compensation practices, job scope and responsibility, as well as our need to retain, attract, and reward executive talent

•	Emphasis on the importance of team accountability by structuring certain incentive awards primarily based on the results of Warnaco and each of our business units, with adjustments for individual performance in cases of significant under- or over-performance

•	Determination of incentive payment awards based on a predetermined quantitative framework as well as rigorous discretionary review of qualitative results

•	Application of our compensation philosophy globally, with allowances for adjustments to individual compensation packages based on local standards of practice

•	Motivation to achieve business goals through executive compensation that is tied, in part, to our overall financial results

The Compensation Committee annually evaluates the compensation philosophy and adjusts it as necessary, from time to time, in an effort to ensure that the philosophy continues to be aligned with our corporate objectives and stockholder interests.

Executive Officer Compensation

In compensating Executive Officers, the Compensation Committee considers factors relating to each Executive Officer’s individual position and performance, including experience, relevant skill sets, achievement of financial goals and achievement of strategic and/or tactical objectives. In addition, the Compensation Committee considers factors relating to each Executive Officer’s contribution to his or her business unit (where appropriate) and Warnaco generally, including performance relative to competitive peer companies and the overall marketplace. From time to time, the Compensation Committee considers other quantitative or qualitative measures of performance, as appropriate. Lastly, the Compensation Committee considers the effect of certain external factors including, but not limited to, the overall economic environment and retention risk. In addition, the Chief Executive Officer evaluates the performance of each other Executive Officer and makes compensation-related recommendations to the Compensation Committee. Total compensation packages as well as each element of compensation (i.e., base salary, incentive compensation, long-term incentives and benefits and perquisites) are targeted at the median of the peer group companies, with certain actual awards varying up or down based on individual performance and certain other factors.

Throughout our fiscal year, the Compensation Committee follows a pre-established process for evaluating compensation levels for Executive Officers. During the course of the year, the Compensation Committee regularly reviews:

•	Our compensation philosophy

•	The composition of the peer group of companies used for benchmarking executive compensation

•	Our annual budget and operating plan

•	Our Chief Executive Officer’s and other Executive Officers’ ongoing performance against pre-established financial, strategic and operational goals

•	Our Executive Officers’ competitive compensation positioning compared to peer companies and the marketplace

•	Our Chief Executive Officer’s and other Executive Officers’ full compensation packages, including all conditional amounts, such as payments upon termination or change in control

The process described above forms the basis for the Compensation Committee’s decisions regarding executive compensation, which are made annually before the end of our first fiscal quarter. Once the executive compensation decisions are made for a given fiscal year, the Compensation Committee begins anew the process of reviewing and evaluating the factors noted above in preparation for determining the following year’s executive compensation.

Competitive Market for Talent

As previously noted, we operate in the wholesale/retail apparel industry and manufacture, source, market and sell a diversified group of products to a broad array of customers. In order to ensure that we meet both our short- and long-term business goals in each of our operating areas, it is critical that we attract a highly-motivated and experienced team of Executive Officers and employees. The apparel industry is extremely competitive in this regard, and it is common for companies to use compensation as the basis to initially attract talent. Our current executive compensation packages reflect, in part, our goal of attracting and retaining superior performers to meet diverse business needs.

Moreover, we have experienced a number of significant structural and corporate changes in recent years including (i) our emergence in 2003 from reorganization proceedings under Chapter 11 of the United States Bankruptcy Code; (ii) our transition from a third-party based sourcing model to an internal sourcing model beginning in 2005; and (iii) the acquisition of the companies that operate the wholesale and retail businesses of Calvin Klein jeanswear and accessories in Europe and Asia and the CK Calvin Klein ‘‘bridge’’ line of sportswear and accessories in Europe in 2006 (the ‘‘CKJEA Acquisition’’). These corporate and strategic changes, among others, have necessitated the recruitment and employment of a new management team to provide us with the leadership and talent to support a global business model. For example, in connection with our 2003 reorganization, we undertook an executive search and recruited both Mr. Gromek and Mr. Rutkowski to serve as Chief Executive Officer and Chief Financial Officer, respectively. Additionally, in 2005 we recruited Mr. Meyer to serve as President — Global Sourcing to manage the transition to an internal sourcing model. In certain limited cases, elements of individual compensation packages were set at the higher end of the competitive range in order to attract the most talented candidates with the specific skills and background needed to manage Warnaco and execute our strategic goals.

When measuring the level of compensation for Executive Officers against the competitive market, the Compensation Committee uses proxy data from a predetermined set of peer companies, comprised of wholesale and/or vertically integrated retail apparel companies, with a size ranging from approximately one-half to two times our revenues. With assistance in the data review process from Towers Perrin, we have determined that our current peer group of companies is as follows:

Abercrombie & Fitch	Kellwood
Aeropostale	New York & Company
American Eagle Outfitters	Oxford Industries
AnnTaylor Stores	Perry Ellis International
Charming Shoppes	Phillips-Van Heusen
Chico’s FAS	Polo Ralph Lauren
Columbia Sportswear	Quicksilver
Guess?	Tommy Hilfiger*

*	Going forward, we will exclude Tommy Hilfiger from our peer group, as current proxy compensation data will no longer be available due to Tommy Hilfiger’s December 2005 acquisition by Apax Partners.

The Compensation Committee also considers compensation practices at VF Corporation, Jones Apparel Group and Liz Claiborne, Inc., as these entities also compete for the overall apparel industry talent pool. However, data from these companies is not included in competitive benchmarks because each of these entities has significantly greater annual revenues than ours. In certain instances, proxy-level data from peer companies may be supplemented by compensation consultant survey data of companies in the apparel industry and other industries.

The Compensation Committee also relies in part on additional pay practice and competitive data provided by Towers Perrin, its independent compensation consultant as disclosed above under ‘‘Compensation Consultant’’.

Compensation Elements

We believe that the combination of base salary, short-term incentives, long-term incentives and benefits and perquisites should be increasingly leveraged towards variable compensation as the amount of total compensation increases. While a competitive level of fixed compensation in the form of base salary serves an important competitive purpose and also provides Executive Officers with a level of certainty that allows for planning of personal financial expenses, it does not provide sufficient incentive to executive officers to drive the outcomes that we desire. Therefore, increasing short-term and long-term incentives as a percentage of the overall package is desirable for higher compensated Executive Officers.

Similarly, with respect to incentive compensation, the percentage of total compensation targeted toward long term incentives increases with level and scope of responsibility to reflect an increased level of job focus on strategic long-term goals.

Our executive compensation program consists of the following components:

Base Salary

We provide base salary to retain and attract Executive Officers by providing a form of ‘‘fixed’’ competitive compensation which is consistent with an individual’s role and experience. However, we do not intend that base salary be the primary method of rewarding performance for Executive Officers. Instead, incentive compensation and equity, each as described in detail below, are the primary methods for rewarding Executive Officers’ achievement of short- and long-term goals. In some cases, base salaries of our Executive Officers may be higher than the competitive median, such as when an Executive Officer is recruited to join Warnaco or when a particular skill set is required in connection with the scope and complexity of a given position. Executives may receive base salary above or below the median of the peer group depending on experience, proficiency, scope of responsibilities, and/or potential future value to Warnaco. We regularly review Executive Officers’ base salaries against the peer group and internally to ensure that all Executive Officers receive comparable pay for positions requiring comparable skills and responsibilities.

Incentive Compensation

We provide incentive compensation in order to reward Executive Officers for meeting annual financial and strategic goals that contribute to the achievement of our short- and long-term business objectives.

The foundation of the Compensation Committee’s process to determine annual incentive compensation awards under the Warnaco Incentive Compensation Plan (the ‘‘WICP’’) for Executive Officers and other participating employees is its review of our annual operating plan, which outlines annual financial, operational and strategic goals both at the corporate and business unit level. Following review of the operating plan, the Compensation Committee approves financial, operational and strategic goals and a target incentive compensation award amount which is (i) reflected as a percentage of base salary for Executive Officers and other participating employees and (ii) attributable to the performance of Warnaco as a whole or one or more of our operating divisions, on a percentage basis, depending upon the individual’s duties and responsibilities. During the course of the year, the Compensation Committee regularly reviews these goals to monitor our progress against them. In determining incentive compensation awards for the prior fiscal year, the Compensation Committee considers our overall performance and our achievement of pre-determined financial goals along with a discretionary assessment of performance against other aspects of our operating plan and our performance relative to our peer companies. In addition, the Compensation Committee considers additional quantitative and qualitative factors to approve final incentive compensation awards. Based on the Compensation Committee’s assessment and measurement of our performance as compared to predetermined financial, operational and strategic goals, the Compensation Committee approves a final ‘‘pool’’ or total amount for incentive compensation awards at a percentage of the original target incentive compensation amount. This final pool amount is applicable to all employees (including Executive Officers) who participate in the WICP (currently there are approximately 200 employees participating in the WICP).

Incentive compensation may be granted in the form of (1) awards under the WICP, which are based on pre-determined financial goals and are not subject to discretionary increase, and (2) discretionary bonus awards granted outside the WICP. Awards granted under the WICP are eligible for deductibility under Section 162(m) of the Internal Revenue Code (the ‘‘Code’’) as discussed below under ‘‘Limitations on Deductibility of Executive Compensation’’.

Equity Awards

We provide annual equity awards in order to:

•	Align Executive Officers’ and stockholders’ interests

•	Focus Executive Officers on attainment of long-term business goals to drive stockholder value

•	Reward Executive Officers for superior performance

•	Provide a retention incentive

Annual equity award values are targeted at the median of our peer group, but actual annual grants may be higher or lower based on performance, scope of responsibilities, experience, retention risk, and/or potential future value to Warnaco. The ultimate value of the grant delivered (and our associated competitive positioning) will be determined over time by our stock price.

As part of our 2003 reorganization, the creditors’ committee representing Warnaco and its affiliates approved substantial equity grants to Executive Officers and other employees, reflecting the absence of any outstanding grants from prior years. These grants were approved in order to attract and retain executives during an unstable period, to motivate employees to achieve long-term business goals and to align employees’ and stockholders’ interests. We have provided equity grants in subsequent years at substantially lower levels.

Equity grants are generally approved by the Compensation Committee. In certain instances relating to hire or promotion awards to employees who are not Executive Officers, grants may be approved by the Chairman of the Compensation Committee and the Chief Executive Officer, or, in limited circumstances, the Chief Executive Officer and the Senior Vice President, Human Resources (in each case, pursuant to a delegation of authority from, and within guidelines established by, the Compensation Committee). Beginning in fiscal 2007, all equity awards are granted pursuant to our Equity Grant Policy (as described below under ‘‘Equity Grant Practices and Equity Ownership and Retention Policy’’), as approved by the Compensation Committee, which codified our prior practice.

We provide annual equity awards in the form of time-vested restricted stock and time-vested stock options, which, in the case of stock options, are granted with an exercise price equal to the fair market value of the underlying Warnaco stock as of the date of grant. Grants are designed to balance the retention power of restricted stock with the leverage inherent in stock options. Vesting of restricted stock and stock options occurs over a three-year period and each option grant remains exercisable for 10 years after the date of grant. This approach results in a significant amount of restricted shares and options at risk of forfeiture at any time. To this end, restricted stock awards assist with our retention goals in challenging business times. The 10-year term of the options provides Executive Officers an incentive to work towards our long-term goals and to drive initiatives that will enhance stock price performance. By providing a portion of the overall compensation package in the form of equity and increasing executive ownership of our stock, we believe that we are aligning Executive Officers’ interests with those of stockholders.

As part of its mission, the Compensation Committee seeks to balance executive compensation awards with stockholder interests and ensure that the balance remains optimal and that we are well-positioned for future growth. To this end, with the assistance of its independent compensation consultant, the Compensation Committee regularly reviews equity grants to Executive Officers and other employees. Using proxy data, the Compensation Committee considers the value of equity grants to individual Executive Officers as compared to those of our peer companies.

Benefits and Perquisites

We provide certain benefits and perquisites to our Executive Officers to meet competitive norms. These benefits and perquisites typically focus on insurance coverage and automobile services and allowances. In one instance, we provide local housing to Mr. Tworecke, the only Executive Officer with a primary domicile outside of the immediate vicinity of our headquarters. In addition, as part of a legacy arrangement, we provide an electronic home security system to Mr. Silverstein. All benefit and perquisite amounts to Named Executives (as defined below) are disclosed below in the Summary Compensation Table. Additionally, Executive Officers are eligible to participate in (i) Warnaco-sponsored retirement plans available to all of our employees; (ii) contractual supplemental award arrangements as described below under ‘‘Post-Termination Compensation’’; and (iii) The Warnaco Group, Inc. Deferred Compensation Plan (the ‘‘Deferred Compensation Plan’’), which provides U.S.-based employees earning $150,000 per year or more with the option to defer all or a portion of base salary and bonus into an unfunded individual account, the performance of which is linked to investment options selected by each participant.

Tax Assistance or ‘‘Gross-Ups’’

As part of the overall compensation package for our Executive Officers, we provide tax assistance or ‘‘gross-ups’’ on the following items: (i) Warnaco-paid premiums for group term life insurance; (ii) automobile services; (iii) apartment rental and travel expenses; and (iv) home security systems. These gross-ups allow the executive to fully realize the intended benefit of a particular compensation element. In Fiscal 2006, the aggregate value of all tax assistance to the Named Executives was $87,759.

2006 Compensation

The Compensation Committee established base salary amounts and Fiscal 2006 incentive compensation targets consistent with the philosophy set forth above and its prior practices. For Mr. Gromek, our President and Chief Executive Officer, base salary was targeted at approximately 25% of total direct compensation opportunity. For Group Presidents and certain other Executive Officers, including the Named Executives other than Mr. Gromek, base salary was targeted at approximately 35% of total direct compensation opportunity.

In Fiscal 2006, the Compensation Committee set a target incentive compensation award for Mr. Gromek based on Warnaco’s operating income. For Fiscal 2006, Mr. Gromek’s incentive compensation award was targeted at 125% of base salary, with a maximum potential bonus award of 185% of target. With respect to our other Named Executives, (i) Messrs. Rutkowski and Silverstein’s incentive compensation award was based on Warnaco’s operating income and was targeted at 85% of base salary, with a maximum potential bonus award of 165% of target; (ii) Ms. McCluskey’s incentive compensation award was based 60% on the Intimate Apparel Group’s operating income and 40% on Warnaco’s operating income and was targeted at 85% of base salary, with a maximum potential bonus award of 165% of target and (iii) Mr. Tworecke’s incentive compensation award was based 60% on the Sportswear Group’s operating income and 40% on Warnaco’s operating income and was targeted at 85% of base salary, with a maximum potential bonus award of 165% of target.

In Fiscal 2006, the Compensation Committee set ambitious or ‘‘stretch’’ goals relating to operating income, adjusted for the impact of restructuring, foreign exchange, pension, incentive compensation and equity compensation, as a basis for determining annual incentive compensation. By using stretch goals, the Compensation Committee sought to motivate individual performance that would result in overall company growth. If achieved, these goals would allow Warnaco to make significant advancements in areas critical to long-term growth and to exceed expected industry performance.

In March 2007, the Compensation Committee approved incentive compensation awards for Fiscal 2006. Using its standard process of (1) reviewing Warnaco’s financial achievements against a pre-determined financial target as the foundation for decisions related to incentive compensation; (2) performing a discretionary assessment of Warnaco’s financial, operational and strategic goals against our plan and the peer group and (3) considering all relevant qualitative factors relating to our performance, the Compensation Committee awarded incentive compensation as described in this paragraph and in the Summary Compensation Table below. As the initial step in its review process described above, the Compensation Committee determined that, while the Intimate Apparel Group exceeded targeted financial performance and the Sportswear Group achieved above-threshold levels of performance, overall we did not achieve pre-determined financial targets for Fiscal 2006. The Compensation Committee also reviewed Warnaco’s performance against our strategic plan, year-over-year financial performance, financial performance relative to our peer group and other qualitative and quantitative factors.

After consideration of the factors described above, including Warnaco’s year-over-year growth in operating income and financial performance relative to peer companies, the Committee awarded an incentive compensation payment ‘‘pool’’ for all WICP participants (including Executive Officers) with a value equal to 80% of the aggregate target incentive compensation award. Individual incentive compensation awards were adjusted up or down based on individual and business unit performance. For Executive Officers, amounts included in the pool comprise amounts payable under the WICP to the extent that predetermined financial goals were achieved, together with amounts payable as discretionary bonuses (in each case, as shown in the Summary Compensation Table below).

As described below under ‘‘‘Clawback’ and certain other Compensation Recovery’’, Fiscal 2006 incentive compensation awards for certain Executive Officers were reduced to reflect actual fiscal 2005 financial results following the restatement of these results in September 2006. For a detailed analysis of all components of Fiscal 2006 compensation for the Named Executives, see the Summary Compensation Table below.

2007 Compensation

In March 2007, the Compensation Committee approved 2007 base salaries, target incentive compensation awards (which will be subject to the Compensation Committee’s ongoing review and final determination following the 2007 fiscal year) and equity grants for Executive Officers. These compensation award targets are consistent with the Compensation Committee’s philosophy set forth above and its prior practices. However, where in prior years the performance metric used to determine incentive compensation awards was based on operating income, in 2007 the performance metric is based on the high end of our earnings per diluted share guidance (disclosed in our February 26, 2007 earnings press release). This approach allows for alignment of internal goals with our stated external earnings per share guidance and long-term strategic plan. Rather than using stretch goals, the Compensation Committee set targets that are more attainable, but which continue to provide management with significant challenge, motivation and possibility for major, positive change.

The 2007 base salaries, target incentive compensation awards and equity grants, which include time-vested restricted shares and stock options, for Named Executives are as follows:

Named Executive	2007 Base Salary	Basis of Incentive Compensation Award	Target Incentive Compensation Award	Equity Grant
Joseph R. Gromek	$1,000,000	Earnings per diluted share of Warnaco	125% of base salary; maximum 200% of target	75,100 restricted shares 75,100 stock options 10,784 restricted stock units per a supplemental award
Lawrence R. Rutkowski	$580,000	Earnings per diluted share of Warnaco	85% of base salary; maximum 200% of target	16,100 restricted shares 16,100 stock options 1,366 restricted shares per a supplemental award
Helen McCluskey	$725,000	Earnings per diluted share of Warnaco	85% of base salary; maximum 200% of target	26,800 restricted shares 26,800 stock options 2,347 restricted shares per a supplemental award
Frank Tworecke	$750,000	Earnings per diluted share of Warnaco	85% of base salary; maximum 200% of target	20,400 restricted shares 20,400 stock options 2,577 restricted shares per a supplemental award
Stanley P. Silverstein	$575,000	Earnings per diluted share of Warnaco	85% of base salary; maximum 200% of target	15,900 restricted shares 15,900 stock options 1,821 restricted shares per a supplemental award

In addition to the items described above, the Compensation Committee reserves the right to pay discretionary bonuses to Executive Officers based on certain qualitative considerations and/or extraordinary performance during the year.

Equity Grant Practices and Equity Ownership and Retention Policy

Equity Grant Practices

We generally grant equity to Executive Officers on an annual basis, at the first Compensation Committee meeting following the release of financial results. Stock options granted at this meeting have an exercise price equal to the closing price of the common shares on the date of the meeting. In 2005, the Committee approved in advance certain stock option awards as part of its annual process; however, because there were not a sufficient number of shares available in the reserve under The Warnaco Group, Inc. 2003 Stock Incentive Plan, these awards were granted under Warnaco’s 2005 Stock Incentive Plan, subject to stockholder approval, and priced with exercise prices equal to the closing price of the common shares on the date of the annual stockholder meeting when the 2005 Stock Incentive Plan was approved. In addition to annual grants that we customarily award following the release of financial results, interim grants may also be made upon the hire or promotion of new Executive Officers, with stock options having an exercise price equal to the closing price on the date of hire or promotion.

In 2007, we approved an Equity Grant Policy (which codified our existing practices) which, among other things, provides that all equity grants are generally approved in advance by the Compensation

Committee. In certain instances relating to hire or promotion awards to employees who are not Executive Officers, grants may be approved by the Chairman of the Compensation Committee and the Chief Executive Officer, or, in limited circumstances, the Chief Executive Officer and the Senior Vice President, Human Resources (in each case, pursuant to a delegation of authority from, and within guidelines established by, the Compensation Committee).

Equity Ownership and Retention Policy

All of our Directors, our Chief Executive Officer and all other Executive Officers are subject to our Equity Ownership and Retention Policy for Directors and Senior Management (the ‘‘Equity Ownership and Retention Policy’’). Compliance with the Equity Ownership and Retention Policy is monitored by our General Counsel, under the supervision and direction of the Compensation Committee. Generally, the Equity Ownership and Retention Policy provides for the following:

•	A target equity ownership level for the Chief Executive Officer of equity having a value equal to five times base salary;

•	A target equity ownership level for all other Executive Officers of equity having a value equal to three times base salary; and

•	A target equity ownership level for Directors of equity having a value equal to three times annual retainer.

For purposes of calculating ownership levels under the Equity Ownership and Retention Policy, ownership includes: (i) company-granted restricted stock upon which restrictions have lapsed; (ii) open market purchases of Common Stock; (iii) shares of Common Stock acquired pursuant to the exercise of stock options; and (iv) the share value equivalent of gains on vested unexercised stock options. The Compensation Committee will determine, in its sole discretion, the appropriate measures to address any non-compliance with the Policy.

Although we do not have a policy that specifically prohibits our Executive Officers from hedging the economic risk of stock ownership in Warnaco, our Statement of Policy Concerning Purchases and Sales of Company Securities and Conflicts of Interest prohibits Directors and employees (including Executive Officers) from, among other things, trading in options of Warnaco stock or effecting ‘‘short sales’’.

‘‘Clawback’’ and certain other Compensation Recovery

To ensure that equity grants are made only to employees performing at acceptable levels, our equity agreements with Executive Officers and other employees include provisions for the repayment of incentives to Warnaco, commonly referred to as clawbacks. The clawback provisions allow us to redeem certain equity previously granted in limited situations. Specifically, in the event of a termination for cause, we may require employees to forfeit all option gains from options exercised in the previous six months and may rescind all restricted stock which vested in the previous six months. In addition, vested but unexercised options will terminate and lapse immediately upon a termination for cause.

In addition, the Compensation Committee may, in its sole discretion, recover annual incentive compensation payments in the event of a subsequent occurrence affecting our achievement of financial, operational or strategic goals for an earlier award year. In March 2007, the Compensation Committee reduced the Fiscal 2006 annual incentive compensation awards for Messrs. Gromek, Rutkowski and Tworecke in the amounts of $45,600, $22,440 and $51,744, respectively, based on the restatement of our fiscal 2005 financial results in September 2006.

Limitations on Deductibility of Executive Compensation

Section 162(m) of the Code limits the deductibility of compensation paid to certain of our Executive Officers. To qualify for an exemption to such limitation, compensation in excess of $1.0 million per year paid to the Chief Executive Officer and to the four other most highly compensated Executive Officers as of the end of our fiscal year generally must constitute performance-based compensation under Section 162(m) of the Code. In order to so qualify, compensation must be paid solely on account of the attainment of one or more pre-established performance goals established by a committee of two or more ‘‘outside directors,’’ pursuant to an arrangement that has been approved by stockholders. Also, in order for an arrangement to give rise to fully deductible performance-based compensation, the terms of the arrangement must preclude the exercise of any discretion in the administration of the plan that would have the effect of increasing compensation paid to the employees covered by Section 162(m) of the Code.

The Compensation Committee is aware of the requirements for full deductibility of executive compensation under Section 162(m) of the Code. However, the Compensation Committee will balance the costs and burdens involved in compliance against the value of the tax benefits to be obtained by us and may, in certain instances, pay compensation that is not fully deductible if the Compensation Committee determines that the costs and burdens outweigh the benefits.

Post-Termination Compensation

We provide additional retirement benefits to Executive Officers in the form of two programs: supplemental awards and deferred compensation. The supplemental award consists of (i) annual contributions to an unfunded, unsecured individual account, the performance of which is linked to certain investment options chosen by the recipient and (ii) annual grants of restricted shares or restricted stock units. The Deferred Compensation Plan, which is available to all of our U.S.-based employees earning $150,000 per year or more, provides for an annual elective deferral of base salary, and/or incentive bonus into an unfunded individual account, the performance of which is linked to certain investment options chosen by the recipient. These two programs provide for company-funded and employee-funded retirement savings to supplement the company contributions and employee tax deferred contributions to our qualified retirement plans.

To ensure that overall compensation packages are competitive, Executive Officers have certain contractually agreed upon rights to severance payments, payable under certain conditions. Severance is generally payable for termination without cause or resignation for good reason. Severance is not payable for termination for cause. If termination occurs (other than for cause), within one year following a change in control of Warnaco, enhanced severance payments are payable. See below under ‘‘Employment Agreements’’ and ‘‘Potential Payments Upon Termination or Change in Control’’ for additional details on contractual severance payments to Named Executives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that appears above with Warnaco’s management. Based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee

David A. Bell (Chairman)
Robert A. Bowman
Sheila A. Hopkins
Charles R. Perrin
Nancy A. Reardon (as of July 11, 2006)
Cheryl Nido Turpin

COMPENSATION OF EXECUTIVE OFFICERS

Set forth below are tables prescribed by the proxy rules of the SEC which present the compensation with respect to Fiscal 2006 of (1) Mr. Gromek, our President and Chief Executive Officer; (2) Mr. Rutkowski, our Chief Financial Officer; and (3) the three most highly compensated Executive Officers other than the Chief Executive Officer and Chief Financial Officer, namely Messrs. Tworecke and Silverstein and Ms. McCluskey (collectively, the ‘‘Named Executives’’).

Summary Compensation Table

The following table discloses compensation paid or to be paid to the Named Executives with respect to Fiscal 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($) (a)	Stock Awards ($)(b)	Option Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)(d)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)(e)		All Other Compensation ($)		Total ($)
Joseph R. Gromek President and Chief Executive Officer	2006	$991,667	$954,400	$996,870	$1,070,935	$0	$0		$296,236	(f)	$4,310,108
Lawrence R. Rutkowski Executive Vice President and Chief Financial Officer	2006	$562,500	$361,760	$396,581	$489,759	$0	$0		$58,548	(g)	$1,869,148
Helen McCluskey Group President — Intimate Apparel	2006	$670,833	$244,390	$343,652	$611,282	$355,610	$0		$70,087	(h)	$2,295,854
Frank Tworecke Group President — Sportswear	2006	$729,167	$145,177	$338,353	$565,223	$190,424	$0	(i)	$272,553	(j)	$2,240,897
Stanley P. Silverstein Executive Vice President — International Strategy and Business Development	2006	$545,833	$439,875	$341,161	$438,685	$0	$8,347	(k)	$78,245	(l)	$1,852,146

(a)	As noted above under ‘‘2006 Compensation’’, represents discretionary bonus award granted by the Compensation Committee under its standard process, which includes a review of Warnaco’s financial, operational and strategic goals against our 2006 operating plan. Bonuses to individual Executive Officers were further adjusted up or down based on their individual performance. Bonuses were also reduced for Messrs. Gromek, Rutkowski and Tworecke by $45,600, $22,440 and $51,744, respectively, to reflect the fiscal 2005 financial restatement, as described above under ‘‘ ‘Clawback’ and certain other Compensation Recovery’’.
(b)	Reflects awards of time-vested restricted stock and/or restricted stock units. The amounts shown are the amounts recorded in our financial statements during Fiscal 2006 and calculated in accordance with Financial Accounting Standards Board Statement No. 123(R). Awards expensed in Fiscal 2006 include grants made during the years 2003, 2004, 2005 and 2006. The assumptions used are described on pages F-16 and F-17 of our Annual Report on Form 10-K filed with the SEC on March 7, 2007. We do not pay dividends on our Common Stock.
(c)	Reflects awards of stock options. The amounts shown are the amounts recorded in our financial statements during Fiscal 2006 and calculated in accordance with Financial Accounting Standards Board Statement No. 123(R). Awards expensed in Fiscal 2006 include grants made during the years 2003, 2004, 2005 and 2006. The assumptions used are described on pages F-16 and F-17 of our Annual Report on Form 10-K filed with the SEC on March 7, 2007.
(d)	Represents incentive compensation paid pursuant to the WICP for 2006. Under the WICP, the Compensation Committee set stretch goals for financial performance in 2006. These goals were based on operating income adjusted for the impact of restructuring, foreign exchange, pension, incentive compensation and equity compensation. Overall corporate goals and Swimwear Group goals were not attained at threshold levels and, therefore, certain individual incentive compensation payments under the WICP were $0 in 2006. Our Intimate Apparel and Sportswear Groups each attained goals at above-threshold levels and, therefore, Ms. McCluskey and Mr. Tworecke received individual incentive compensation payments as noted herein. See footnote (a) of this Summary Compensation Table for information regarding 2006 discretionary bonus awards.

(e)	Represents the change in actuarial present value under all of our retirement plans. Earnings on voluntary employee deferrals under non-tax qualified plans and Warnaco contributions to non-tax qualified deferred compensation arrangements — including those related to Notional Accounts (as defined below under ‘‘Employment Agreements’’)— do not exceed market rates of return and thus have been excluded from this column.
(f)	Includes $248,125 in respect of Warnaco contributions to Notional Account; $18,000 in respect of car allowance; $11,000 in respect of Warnaco contributions to qualified defined contribution plan; $8,567 in respect of tax gross-up related to car services and Warnaco paid premiums for certain group term life insurance; $7,006 in respect of car services; and $3,538 in respect of Warnaco paid premiums for certain group term life insurance.
(g)	Includes $36,040 in respect of Warnaco contributions to Notional Account; $11,000 in respect of Warnaco contributions to qualified defined contribution plan; $8,400 in respect of car allowance; $1,865 in respect of Warnaco paid premiums for certain group term life insurance; and $1,243 in respect of tax gross-up related to Warnaco paid premiums for certain group term life insurance.
(h)	Includes $45,000 in respect of Warnaco contributions to Notional Account; $12,000 in respect of car allowance; $11,000 in respect of Warnaco contributions to qualified defined contribution plan; $1,354 in respect of Warnaco paid premiums for certain group term life insurance; and $733 in respect of in respect of tax gross-up related to Warnaco paid premiums for certain group term life insurance.
(i)	There was a change in pension value of $(147,365) related to Mr. Tworecke’s contractual retirement arrangement as described below in the Pension Benefits Table. This amount is not included in the Summary Compensation Table because it represents a negative change in pension value.
(j)	Includes $81,413 in respect of local apartment rental and travel expenses; $78,000 in respect of Warnaco contributions to Notional Account; $71,992 in respect of tax gross-up related to local apartment rental and travel expenses and Warnaco paid premiums for certain group term life insurance; $18,000 in respect of car allowance; $11,000 in respect of Warnaco contribution to qualified defined contribution plan; and $12,148 in respect of Warnaco paid premiums for certain group term life insurance.
(k)	Represents change in pension value of $8,347 related to the Pension Plan (as defined below in the Pension Benefits Table).
(l)	Includes $43,000 in respect of Warnaco contributions to Notional Account; $12,000 in respect of car allowance; $11,000 in respect of Warnaco contributions to qualified defined contribution plan; $5,224 in respect of tax gross-up related to Warnaco paid premiums for certain group term life insurance and home security system; $4,269 in respect of Warnaco paid premiums for certain group term life insurance; and $2,752 in respect of home security system.

Grants of Plan-Based Awards Table

This table discloses the following plan-based awards to Named Executives in Fiscal 2006: WICP, equity awards under the 2003 Stock Incentive Plan and the 2005 Stock Incentive Plan; and equity awards granted under contractual supplemental award arrangements. Each of these awards is referenced above in the Summary Compensation Table and described in the Compensation Discussion and Analysis.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)		Target ($)	Maximum ($)
Joseph R. Gromek	2/28/06	$625,000		$1,250,000	$2,312,500	N/A		138,300(d)	$23.21	$1,179,699
	2/28/06					46,100	(b)	N/A	N/A	$1,069,981
	2/28/06					10,690	(c)	N/A	N/A	$248,115
Lawrence R. Rutkowski	2/28/06	$240,125		$480,250	$792,413	N/A		36,600(d)	$23.21	$312,198
	2/28/06					12,200	(b)	N/A	N/A	$283,162
	2/28/06					1,553	(e)	N/A	N/A	$36,045
Helen McCluskey	2/28/06	$286,875	(f)	$573,750	$946,688	N/A		43,800(d)	$23.21	$373,614
	2/28/06					14,600	(b)	N/A	N/A	$338,866
	2/28/06					1,939	(e)	N/A	N/A	$45,004
Frank Tworecke	2/28/06	$312,375	(g)	$624,750	$1,030,838	N/A		47,700(d)	$23.21	$406,881
	2/28/06					15,900	(b)	N/A	N/A	$369,039
	2/28/06					3,361	(e)	N/A	N/A	$78,009
Stanley P. Silverstein	2/28/06	$233,750		$467,500	$771,375	N/A		35,700(d)	$23.21	$304,521
	2/28/06					11,900	(b)	N/A	N/A	$276,199
	2/28/06					1,853	(e)	N/A	N/A	$43,008

(a)	Represents threshold, target and maximum payments under the WICP for Fiscal 2006. No payments will be made for performance below threshold levels. Under the WICP, the Compensation Committee set stretch goals for financial performance in Fiscal 2006. These goals were based on operating income adjusted for the impact of restructuring, foreign exchange, pension, incentive compensation and equity compensation. Actual payments under the WICP for Fiscal 2006 are provided above in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(b)	Represents awards of restricted shares, one-third of which vest on each of the first, second and third anniversary of the grant date.
(c)	Represents awards of restricted stock units pursuant to a supplemental award, as described below under ‘‘Employment Agreements’’.
(d)	Represents awards of stock options granted at the February 28, 2006 Compensation Committee meeting, with the exercise price determined using the closing share price on the grant date. One-third of the options vest on each of the first, second and third anniversary of the grant date.
(e)	Represents awards of restricted shares pursuant to a supplemental award, as described below under ‘‘Employment Agreements’’.
(f)	The incentive compensation award is based 60% on the Intimate Apparel Group’s operating income and 40% on Warnaco’s operating income. Threshold amounts are calculated independently for these two components and, accordingly, this number represents the sum of both components.

(g)	The incentive compensation award is based 60% on the Sportswear Group’s operating income and 40% on Warnaco’s operating income. Threshold amounts are calculated independently for these two components and, accordingly, this number represents the sum of both components.

Outstanding Equity Awards at Fiscal Year-End Table

The following table discloses outstanding restricted stock awards and stock option grants to the Named Executives as of December 30, 2006. Where applicable, the value of equity-related awards is based on the December 29, 2006 closing price of our Common Stock of $25.38. For additional clarification, the table includes a line indicating total amounts of exercisable and unexercisable options for each Named Executive.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph R. Gromek	600,000	0		n/a	$9.55	(c)	4/15/2013	97,244	(e)	$2,468,053	n/a	n/a
	42,500	85,000	(a)		$21.83	(d)	5/23/2015
	0	138,300	(b)		$23.21	(d)	2/28/2016
Total	642,500	223,300
Lawrence R. Rutkowski	150,000	50,000	(f)	n/a	$16.75	(c)	9/11/2013	36,816	(i)	$934,390	n/a	n/a
	13,600	27,200	(g)		$21.83	(d)	5/23/2015
	0	36,600	(h)		$23.21	(d)	2/28/2016
Total	163,600	113,800
Helen McCluskey	140,000	70,000	(j)	n/a	$20.28	(c)	7/15/2014	29,326	(l)	$744,294	n/a	n/a
	0	43,800	(k)		$23.21	(d)	2/28/2016
Total	140,000	113,800
Frank Tworecke	140,000	70,000	(m)	n/a	$18.08	(c)	5/07/2014	32,481	(o)	$824,368	n/a	n/a
	0	47,700	(n)		$23.21	(d)	2/28/2016
Total	140,000	117,700
Stanley P. Silverstein	132,000	0		n/a	$10.45	(d)	3/12/2013	29,180	(s)	$740,588	n/a	n/a
	50,000	25,000	(p)		$17.71	(d)	3/02/2014
	13,000	26,000	(q)		$21.83	(d)	5/23/2015
	0	35,700	(r)		$23.21	(d)	2/28/2016
Total	195,000	86,700

(a)	Represents options granted on May 23, 2005, of which 42,500 options vested March 2, 2007 and 42,500 options will vest on March 2, 2008.
(b)	Represents options granted on February 28, 2006, of which 46,100 options vested on February 28, 2007 and 46,100 options will vest on each of February 28, 2008 and February 28, 2009.
(c)	Represents closing stock price on the date of hire.
(d)	Represents closing stock price on the date of grant.

(e)	Represents (i) restricted shares granted on May 23, 2005, of which 14,166 shares vested on March 2, 2007 and 14,167 shares will vest on March 2, 2008; (ii) restricted shares granted on February 28, 2006, of which 15,367 shares vested on February 28, 2007, 15,366 shares will vest on February 28, 2008 and 15,367 shares will vest on February 28, 2009; (iii) restricted stock units granted on May 23, 2005 under a supplemental award agreement, of which 6,060 shares will vest on April 14, 2008 and 6,061 will vest on September 28, 2011 and (iv) restricted stock units granted on February 28, 2006 under a supplemental award agreement, of which 5,345 shares will vest on each of April 14, 2008 and September 28, 2011.
(f)	Represents options granted on September 11, 2003, of which 50,000 options vested on February 28, 2007.
(g)	Represents options granted on May 23, 2005, of which 13,600 options vested on March 2, 2007 and 13,600 options will vest on March 2, 2008.
(h)	Represents options granted on February 28, 2006, of which 12,200 options vested on February 28, 2007 and 12,200 options will vest on each of February 28, 2008 and February 28, 2009.
(i)	Represents (i) restricted shares granted on September 11, 2003, of which 12,500 shares vested on February 28, 2007; (ii) restricted shares granted on May 23, 2005, of which 4,533 shares vested on March 2, 2007 and 4,533 shares will vest on March 2, 2008; (iii) restricted shares granted on February 28, 2006, of which 4,067 vested on February 28, 2007, 4,066 shares will vest on February 28, 2008 and 4,067 will vest on February 28, 2009; (iv) restricted shares granted on August 11, 2005 under a supplemental award agreement, of which 1,497 shares vest on August 11, 2015; and (v) restricted shares granted February 28, 2006 under the supplemental award agreement, of which 1,553 shares vest on February 28, 2016.
(j)	Represents options granted on July 15, 2004, of which 70,000 options will vest on July 15, 2007.
(k)	Represents options granted on February 28, 2006, of which 14,600 options vested on February 28, 2007 and 14,600 options will vest on each of February 28, 2008 and February 28, 2009.
(l)	Represents (i) restricted shares granted on July 15, 2004, of which 11,667 shares vest on July 15, 2007; (ii) restricted shares granted on February 28, 2006, of which 4,867 shares vested on February 28, 2007; 4,866 shares will vest on February 28, 2008; and 4,867 shares will vest on February 28, 2009; (iii) restricted shares granted on August 11, 2005 under a supplemental award agreement, of which 1,120 shares vest on August 11, 2015; and (iv) restricted shares granted February 28, 2006 under a supplemental award agreement, of which 1,939 shares vest on February 28, 2016.
(m)	Represents options granted on May 7, 2004, of which 70,000 options vest on May 7, 2007.
(n)	Represents options granted on February 28, 2006, of which 15,900 options vested on February 28, 2007 and 15,900 options will vest on each of February 28, 2008 and February 28, 2009.
(o)	Represents (i) restricted shares granted on May 7, 2004, of which 11,667 shares vest on May 1, 2007; (ii) restricted shares granted on February 28, 2006, of which 5,300 shares vested on February 28, 2007 and 5,300 shares will vest on each of February 28, 2008 and February 28, 2009; (iii) restricted shares granted on August 11, 2005 under a supplemental award agreement, of which 776 shares vest on November 2, 2008 and 777 shares vest on November 2, 2011; and (iv) restricted shares granted on February 28, 2006 under a supplemental award agreement, of which 1,680 shares vest on November 2, 2008 and 1,681 shares vest on November 2, 2011.
(p)	Represents options granted on March 2, 2004, of which 25,000 options vested on March 2, 2007.
(q)	Represents options granted on May 23, 2005, of which 13,000 options vested on March 2, 2007 and 13,000 options will vest on March 2, 2008.
(r)	Represents options granted on February 28, 2006, of which 11,900 options vested on February 28, 2007 and 11,900 will vest on each of February 28, 2008 and February 28, 2009.

(s)	Represents (i) restricted shares granted on March 2, 2004, of which 5,000 shares vested on March 2, 2007; (ii) restricted shares granted on May 23, 2005, of which 4,333 shares vested on March 2, 2007 and 4,333 shares will vest on March 2, 2008; (iii) restricted shares granted on February 28, 2006, of which 3,967 vested on February 28, 2007; 3,966 shares will vest on February 28, 2008; and 3,967 will vest on February 28, 2009; (iv) restricted shares granted on August 11, 2005 under a supplemental award agreement, of which 880 shares vest on April 29, 2014 and 881 shares will vest on August 11, 2015; and (v) restricted shares granted February 28, 2006 under a supplemental award agreement, of which 926 shares vest on April 29, 2014 and 927 shares will vest on February 28, 2016.

Option Exercises and Stock Vested Table

This following table discloses option exercises for the Named Executives in Fiscal 2006 and vesting of restricted shares and/or restricted stock units for Named Executives in Fiscal 2006. No Named Executive exercised options in Fiscal 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (a) ($)
Joseph R. Gromek	n/a	n/a	51,667	$1,137,825
Lawrence R. Rutkowski	n/a	n/a	17,034	$399,122
Helen McCluskey	n/a	n/a	11,666	$208,938
Frank Tworecke	n/a	n/a	11,666	$261,435
Stanley P. Silverstein	n/a	n/a	17,584	$399,784

(a)	The value realized is equal to the number of shares which vest, multiplied by the stock price at the close of business on the date of vesting.

Pension Benefits Table

The following table discloses pension benefits and years of credited services for Named Executives under (i) our defined benefit pension plan covering certain full-time non-union domestic employees and certain domestic employees covered by a collective bargaining agreement (the ‘‘Pension Plan’’) and (ii) Mr. Tworecke’s Employment Agreement.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Joseph R. Gromek	n/a	n/a	n/a	n/a
Lawrence R. Rutkowski	n/a	n/a	n/a	n/a
Helen McCluskey	n/a	n/a	n/a	n/a
Frank Tworecke	Contractual arrangement	2 years, 8 months	$332,768	$0
Stanley P. Silverstein	Employee Retirement Plan of Warnaco Inc.	18 years, 9 months	$273,480	$0

The table above sets forth for Mr. Silverstein, the present value of accumulated benefit of the annual pension benefits payable at age 65 pursuant to the Pension Plan, which provides pension benefits to all qualified personnel based on the average highest 13 consecutive calendar years’ compensation multiplied by the years of credited service. The benefits payable are expressed as straight life annuity amounts and are not subject to reduction for social security or other offset. Effective January 1, 2003, the Pension Plan was amended and benefits under the Pension Plan were frozen. As a result, no future benefits will be earned by any participant in the Pension Plan.

Pursuant to a letter agreement with Mr. Tworecke, if Mr. Tworecke remains employed with us until April 2009, we will, subject to certain terms and conditions, provide him with a non-qualified pension benefit of $75,000 per year, payable following the termination of his employment with us for any reason other than for Cause (as defined in the Tworecke Agreement) for 15 years or, if earlier, until Mr. Tworecke’s death, provided that if we establish a non-qualified pension plan for our senior executives generally, Mr. Tworecke will be entitled to the greater of the benefit provided for under the letter agreement or under our plan, and provided, further, that the payments due to Mr. Tworecke will be reduced by the value of any Tworecke Supplemental Awards (as defined in the Tworecke Agreement) that have vested as of the date of his termination.

Nonqualified Deferred Compensation Table

The following table discloses benefits to Named Executives under our nonqualified deferred compensation arrangements which include the Notional Account portion of certain supplemental awards described below under ‘‘Employment Agreements’’ and the Deferred Compensation Plan.

Name	Executive Contributions in Last FY (a) ($)	Registrant Contributions in Last FY (b) ($)	Aggregate Earnings in Last FY (c) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (d) ($)
Joseph R. Gromek	$277,292	$248,125	$36,215	$0	$893,742
Lawrence R. Rutkowski	$0	$36,040	$234	$0	$73,447
Helen McCluskey	$67,083	$45,000	$12,457	$0	$190,370
Frank Tworecke	$0	$78,000	$9,955	$0	$126,253
Stanley P. Silverstein	$0	$43,000	$(7,188)	$0	$79,449

(a)	Represents voluntary contribution by the Named Executive of Base Salary and/or Incentive Compensation to the Deferred Compensation Plan. These amounts are also included in the ‘‘Salary’’, ‘‘Bonus’’ and ‘‘Non-Equity Incentive Plan Compensation’’ columns of the ‘‘Summary Compensation Table’’.
(b)	Represents Warnaco contributions to the Notional Account as set forth in the contractual Supplement Award agreements. These amounts are also included in the ‘‘All Other Compensation’’ column of the ‘‘Summary Compensation Table’’.
(c)	Represents aggregate investment gains and losses on deferred compensation and Notional Account balances based on investment options chosen by each Named Executive.
(d)	The aggregate balance for each Named Executive includes the following amounts (consisting of contributions by Warnaco to each Named Executive’s Notional Account) which were also reported in the ‘‘All Other Compensation’’ column of the ‘‘Summary Compensation Table’’ in our Fiscal 2005 proxy statement: (i) Mr. Gromek - $264,604; (ii) Mr. Rutkowski - $36,785; (iii) Ms. McCluskey - $27,521; (iv) Mr. Tworecke - $38,148; and (v) Mr. Silverstein - $43,266.

EMPLOYMENT AGREEMENTS

The summaries below disclose the terms and conditions of our employment contracts with our Named Executives. Our other Executive Officers and certain other key personnel have employment contracts that contain provisions similar to those of the Named Executives described below (other than Mr. Gromek).

Disclosure regarding amounts to be paid to Named Executives in the event of termination or change in control under these contracts is provided below under ‘‘Potential Payments Upon Termination or Change in Control’’.

Joseph R. Gromek.    Mr. Gromek is party to an employment agreement with Warnaco dated December 22, 2004 (the ‘‘Gromek Agreement’’), which has an initial three-year and two-month term commencing on December 22, 2004 and continuing until March 1, 2008, with automatic one-year renewals thereafter unless notice of termination is given at least 180 days prior to the date on which the term would otherwise expire. Under the Gromek Agreement, Mr. Gromek’s base salary was increased from $900,000 to $950,000 on March 1, 2005, with a target bonus opportunity equal to 100% of his base salary, which amounts subsequently have been increased by the Compensation Committee in its sole discretion as part of its annual review of Mr. Gromek’s compensation. Mr. Gromek is also generally entitled to employee benefits and perquisites on a basis no less favorable than provided other similarly-situated executives. In addition, the Gromek Agreement provides that, commencing in fiscal 2005, Mr. Gromek has an annual target equity opportunity with a target value on the grant date equal to no less than 100% of his total cash compensation (base salary and target bonus opportunity). Additionally, commencing in fiscal 2005, he is awarded annually a supplemental equity award equal to 30% of his prior year’s total cash compensation (base salary and earned annual bonus) (the ‘‘Gromek Supplemental Award’’). The Gromek Supplemental Award is granted in the form of restricted stock units; provided, that Mr. Gromek may elect to receive up to 50% of the value of such award in the form of a credit to a bookkeeping account on Warnaco’s books (‘‘Notional Account’’). Amounts credited to Mr. Gromek’s Notional Account are credited (or debited) with the deemed positive (or negative) return based on the investment alternatives under Warnaco’s 401(k) plan selected by Mr. Gromek in advance to apply to such account. Any Gromek Supplemental Award granted prior to April 14, 2008 will vest 50% on April 14, 2008 and 50% on Mr. Gromek’s 65th birthday, while any Gromek Supplemental Award granted on or after April 14, 2008 will cliff vest 100% on Mr. Gromek’s 65th birthday. Any vested Gromek Supplemental Award will be paid in accordance with Section 409A of the Code after Mr. Gromek ceases to be employed by us.

If Mr. Gromek’s employment terminates upon his death or disability, he (or his legal representatives or estate, as the case may be) will be entitled to (i) a pro-rata bonus for the year of termination based on Warnaco’s performance for such year, (ii) a pro-rata Gromek Supplemental Award for the year of termination, payable immediately, and (iii) immediate vesting of all outstanding equity awards and any previously granted Gromek Supplemental Award, with any vested stock options remaining exercisable for two years following the date of termination or the remainder of the option term, if shorter. If Mr. Gromek’s employment is terminated without Cause or by Mr. Gromek for Good Reason (each term as defined in the Gromek Agreement) or if we provide notice of non-renewal of the Gromek Agreement and terminates Mr. Gromek’s employment at the end of the term, Mr. Gromek will be entitled to (i) payment of base salary and target bonus for the remainder of the term (but in no event more than 36 or less than 12 months), (ii) a pro-rata bonus for the year of termination based on Warnaco’s performance for such year, (iii) immediate vesting of 50% of any unvested restricted stock award, (iv) two years (or the remainder of the option’s term, if shorter) to exercise vested options, (v) immediate vesting of 25% of any previously granted Gromek Supplemental Award if termination is prior to April 14, 2008 and immediate vesting of 50% of the unvested Gromek Supplemental Awards if termination is on or after such date; provided, that any balance in Mr. Gromek’s Notional Account shall vest pro-rata based on employment during the period from April 14, 2008 through Mr. Gromek’s 65th birthday and (vi) continued participation in welfare benefit plans until the earlier of the end of the term (but in no event for more than 36 or less than 12 months) and the date he obtains equivalent coverage from subsequent employment.

If Mr. Gromek’s employment is terminated by us without Cause or by Mr. Gromek for Good Reason upon or within one year following a Change in Control (as defined in the Gromek Agreement) or his employment is terminated by us without Cause within 90 days prior to a Change in Control (and such termination is in connection with, or in anticipation of, such Change in Control), Mr. Gromek will be entitled to (i) three times the sum of base salary plus target bonus, payable in a lump sum, (ii) a pro-rata bonus for the year of termination based on our performance for such year, (iii) an amount equal to 90% of the total cash compensation used to determine the value of the Gromek Supplemental Award granted immediately prior to the date of termination, payable in a lump sum, (iv) immediate vesting of all outstanding equity awards and any previously granted Gromek Supplemental Award, with vested stock options remaining exercisable for the remainder of their original terms and (v) continued participation in welfare benefit plans until the earlier of 36 months from the date of his termination and the date he obtains equivalent coverage from subsequent employment.

If Mr. Gromek’s employment is terminated by us for Cause or if he voluntarily resigns, he will be entitled to any vested Gromek Supplemental Award, payable as described above. Mr. Gromek will forfeit any unvested restricted stock, stock options, restricted stock units and other equity awards as well as any account balance in the Notional Account that remains unvested.

Under the Gromek Agreement, Mr. Gromek is bound by a perpetual confidentiality covenant and is prohibited from competing with us both during employment and for 12 months following termination of employment. Additionally, for 18 months following termination of employment he is prohibited from soliciting or hiring employees of Warnaco and our affiliates and from soliciting our customers.

If any payments, benefits or entitlements provided to Mr. Gromek under the Gromek Agreement or otherwise are subject to federal excise tax as excess parachute payments and Mr. Gromek would be in a better position on an after-tax basis, such payments, benefits or entitlements will be reduced such that no federal excise tax will apply.

Lawrence R. Rutkowski.    Mr. Rutkowski is party to an employment agreement with Warnaco dated September 11, 2003, which was amended effective August 11, 2005 (as amended, the ‘‘Rutkowski Agreement’’). The Rutkowski Agreement has an initial two-year term commencing September 15, 2003, with automatic one-year renewals thereafter unless notice of termination is given at least 120 days prior to the date on which the term would otherwise expire. Under the Rutkowski Agreement, Mr. Rutkowski receives a base salary of $550,000 (which may be reviewed annually for increase by the Compensation Committee in consultation with Mr. Gromek) and employee benefits and perquisites consistent with those provided to our other senior executives. In addition, the Rutkowski Agreement provides for a target bonus opportunity equal to 70% of his base salary (pro-rated for fiscal 2003). The Rutkowski Agreement also provided for a grant of 50,000 shares of restricted stock (the ‘‘Initial Rutkowski RS Grant’’) and an option to purchase 200,000 shares of our Common Stock (the ‘‘Initial Rutkowski Option’’), each award made under the 2003 Stock Incentive Plan and subject to the terms and conditions set forth in the agreements evidencing the awards. Each of these equity awards is fully vested as of the date of this Proxy Statement. Beginning with fiscal 2005, Mr. Rutkowski receives annually a supplemental award equal to a certain percentage of his prior year’s total cash compensation (base salary and earned annual bonus) (‘‘Rutkowski Supplemental Award’’). With respect to each of the executives that receive a supplemental award, including Mr. Rutkowski, the percentage is determined based on the executive’s age, ranging from 6% at under age 40 to 13% at age 60 or older. The Rutkowski Supplemental Award is granted 50% in restricted stock (‘‘Career Shares’’) and 50% in the form of a credit to Mr. Rutkowski’s Notional Account. Amounts credited to the Notional Account will be credited (or debited) with the deemed positive (or negative) return based on the investment alternatives approved by us for this purpose under our 401(k) plan and selected in advance by Mr. Rutkowski to apply to such account. The Career Shares vest 50% on the earlier of Mr. Rutkowski’s 62nd birthday or upon 15 years of vesting service and 100% on the earliest of Mr. Rutkowski’s 65th birthday, 20 years of vesting service or the 10th anniversary of the grant date. Mr. Rutkowski’s Notional Account vests 50% on the earlier of Mr. Rutkowski’s 62nd birthday or five years of vesting service and 100% on the earlier of Mr. Rutkowski’s 65th birthday or 10 years of vesting service. ‘‘Vesting service’’ is any service as an Executive Officer of Warnaco on or following February 4, 2003.

If Mr. Rutkowski’s employment is terminated because of his death or disability, Mr. Rutkowski (or his estate or legal representative) is entitled to (i) a pro-rata target bonus for the fiscal year during which his employment terminates, (ii) immediate vesting of 50% of any unvested Rutkowski Supplemental Award and (iii) the Initial Rutkowski Option will remain exercisable for 12 months following the date of termination. If Mr. Rutkowski’s employment is terminated by us without Cause or by Mr. Rutkowski for Good Reason (each term as defined in the Rutkowski Agreement), Mr. Rutkowski is entitled to (i) salary continuation and participation in our medical and dental plans for the remainder of the term of the agreement (but not less than 12 months) and (ii) a pro-rata bonus for the fiscal year during which he is terminated. In addition, the Initial Rutkowski Option will remain exercisable for two years following the date of his termination, and any unvested portion of a Rutkowski Supplemental Award will be forfeited. If Mr. Rutkowski is terminated because we choose not to renew the Rutkowski Agreement’s term, Mr. Rutkowski is entitled to salary continuation and participation in medical and dental plans for six months, the Initial Rutkowski Option (all of which is vested as of the date of this Proxy Statement) will remain exercisable for nine months following the date of termination and any unvested portion of a Rutkowski Supplemental Award will be forfeited.

If Mr. Rutkowski’s employment is terminated by us without Cause or for Good Reason upon or within one year following a Change in Control (as defined in the Rutkowski Agreement), Mr. Rutkowski will be entitled to: (i) payment in a lump sum of an amount equal to two times base salary plus target bonus, (ii) a pro-rata target bonus for the year of termination, (iii) immediate vesting of all outstanding equity awards and any previously granted Rutkowski Supplemental Award, with any stock options granted on or following August 11, 2005 remaining exercisable for 24 months or the option term, whichever is shorter, and (iv) continued participation in medical and dental plans until the earlier of 24 months from the date of termination and the date Mr. Rutkowski obtains equivalent coverage from subsequent employment.

If Mr. Rutkowski’s employment is terminated by us for Cause or if he voluntarily resigns, he will forfeit any unvested portion of the Rutkowski Supplemental Award.

In order to receive severance benefits, Mr. Rutkowski will be required to execute a release of claims against us and our affiliates. Under the terms of the Rutkowski Agreement, Mr. Rutkowski is bound by a perpetual confidentiality covenant, a 12-month post-termination non-competition covenant and an 18-month post-termination non-solicitation covenant.

If any payments, benefits or entitlements provided to Mr. Rutkowski under the Rutkowski Agreement or otherwise are subject to federal excise tax as excess parachute payments and Mr. Rutkowski would be in a better position on an after-tax basis, such payments, benefits or entitlements will be reduced such that no federal excise tax will apply.

Helen McCluskey.    Ms. McCluskey is party to an employment agreement with Warnaco dated June 15, 2004, which was amended effective August 11, 2005 (as amended, the ‘‘McCluskey Agreement’’). The McCluskey Agreement has an initial three-year term effective July 15, 2004, with automatic one-year renewals thereafter unless notice of termination is given at least 120 days prior to the date on which the term would otherwise expire. Under the McCluskey Agreement, Ms. McCluskey is entitled to a base salary of $650,000 (which may be reviewed annually for increase by the Compensation Committee in consultation with Mr. Gromek) and employee benefits and perquisites consistent with those provided to our other senior executives. The McCluskey Agreement provides for a target bonus opportunity equal to 70% of her base salary, which for fiscal year 2004 and fiscal 2005 was in no event to be less than $250,000. The McCluskey Agreement also provided for a grant of 35,000 shares of restricted stock (the ‘‘Initial McCluskey RS Grant’’) and an option to purchase 210,000 shares of our Common Stock (the ‘‘Initial McCluskey Option’’), each award made under the 2003 Stock Incentive Plan and subject to the terms and conditions set forth in the agreements evidencing the awards. Each of these initial equity awards vested with respect to one-third of the shares covered thereby on July 15, 2005 and July 15, 2006 and an additional one-third will vest on July 15, 2007, provided that Ms. McCluskey is employed by us on such date. Beginning with fiscal 2005, Ms. McCluskey receives an annual supplemental award (the terms of which are substantially similar to the Supplemental Award granted to Mr. Rutkowski) (the ‘‘McCluskey Supplemental Award’’). The McCluskey Supplemental Award is granted 50% in Career Shares and 50% in a Notional Account (on terms and conditions substantially similar to those described for Mr. Rutkowski).

If Ms. McCluskey’s employment is terminated because of her death or disability, Ms. McCluskey (or her estate or legal representative) is entitled to (i) a pro-rata target bonus for the fiscal year during which her employment terminates, (ii) immediate vesting of 50% of the remaining shares subject to the Initial McCluskey RS Grant, (iii) immediate vesting of 50% of any unvested McCluskey Supplemental Award and (iv) full vesting of the Initial McCluskey Option, which will remain exercisable for 12 months following the date of termination. If Ms. McCluskey’s employment is terminated by us without Cause or by Ms. McCluskey for Good Reason (as defined in the McCluskey Agreement), Ms. McCluskey is entitled to (i) salary continuation and participation in our medical and dental plans for the remainder of the term of the agreement (but not less than 12 months), (ii) a pro-rata bonus for the fiscal year during which she is terminated and (iii) immediate vesting of that portion of the Initial McCluskey RS Grant that would have vested if she had remained employed on the vesting date immediately following the date of her termination. In addition, that portion of the Initial McCluskey Option that is vested on the date of her termination will remain exercisable for two years following the date of her termination, and any unvested portion of a McCluskey Supplemental Award will be forfeited. If Ms. McCluskey is terminated because we choose not to renew the McCluskey Agreement’s term, Ms. McCluskey is entitled to salary continuation and participation in medical and dental plans for twelve months, the vested portion of the Initial McCluskey Option will remain exercisable for nine months following the date of termination and any unvested portion of a McCluskey Supplemental Award will be forfeited.

If Ms. McCluskey’s employment is terminated without Cause or for Good Reason upon or within one year following a Change in Control, Ms. McCluskey is entitled to: (i) payment in a lump sum of an amount equal to two times base salary plus target bonus, (ii) a pro-rata target bonus for the year of termination, (iii) immediate vesting of the Initial McCluskey RS Grant, the Initial McCluskey Option (with the option remaining exercisable for six months following termination), all other outstanding equity awards and any previously granted McCluskey Supplemental Award, with any stock options granted on or following August 11, 2005 remaining exercisable for 24 months or the option term, whichever is shorter, and (iv) continued participation in medical and dental plans until the earlier of 24 months from the date of termination and the date Ms. McCluskey obtains equivalent coverage from subsequent employment.

If Ms. McCluskey’s employment is terminated by us for Cause or if she voluntarily resigns, she will forfeit any remaining shares subject to the Initial McCluskey RS Grant, the unvested portion of the Initial McCluskey Option and any unvested portion of a McCluskey Supplemental Award.

In order to receive severance benefits, Ms. McCluskey will be required to execute a release of claims against us and our affiliates. Under the terms of the McCluskey Agreement, Ms. McCluskey is bound by a perpetual confidentiality covenant, a 12-month post-termination non-competition covenant and an 18-month post-termination non-solicitation covenant.

If any payments, benefits or entitlements provided to Ms. McCluskey under the McCluskey Agreement or otherwise are subject to federal excise tax as excess parachute payments and Ms. McCluskey would be in a better position on an after-tax basis, such payments, benefits or entitlements will be reduced such that no federal excise tax will apply.

Frank Tworecke.    Mr. Tworecke is party to an employment agreement with Warnaco dated April 21, 2004, which was amended effective August 11, 2005 (as amended, the ‘‘Tworecke Agreement’’). The Tworecke Agreement has an initial three-year term effective May 7, 2004, with automatic one-year renewals thereafter unless notice of termination is given at least 120 days prior to the date on which the term would otherwise expire. Under the Tworecke Agreement, Mr. Tworecke is entitled to a base salary of $700,000 (which may be reviewed annually for increase by the Compensation Committee in consultation with Mr. Gromek), employee benefits and perquisites consistent with those provided to our other senior executives, a Warnaco-provided apartment in New York and reimbursement for weekly travel between New York and Baltimore. We also entered into a letter agreement with Mr. Tworecke which provides that if Mr. Tworecke remains employed with us until April 2009, we will provide him with a non-qualified pension benefit of $75,000 per year, payable following the termination of his employment with us for any reason other than for Cause (as defined in the Tworecke Agreement) for 15 years or, if earlier, until Mr. Tworecke’s death, provided that if we establish a non-qualified pension plan for our senior executives generally, Mr. Tworecke will be entitled to the greater of the benefit provided for under the letter agreement or under our plan, and provided, further, that the payments due to Mr. Tworecke will be reduced by the value of any Tworecke Supplemental Awards (as defined below) that have vested as of the date of his termination. The Tworecke Agreement provides for a target bonus opportunity equal to 70% of his base salary, which for fiscal year 2004 was in no event to be less than $250,000. The Tworecke Agreement also provided for a grant of 35,000 shares of restricted stock (the ‘‘Initial Tworecke RS Grant’’) and an option to purchase 210,000 shares of our Common Stock (the ‘‘Initial Tworecke Option’’), each award made under the 2003 Stock Incentive Plan and subject to the terms and conditions set forth in the agreements evidencing the awards. Each of these initial equity awards vested with respect to one-third of the shares covered thereby on May 1, 2005 and May 1, 2006 and an additional one-third will vest on May 1, 2007, provided that Mr. Tworecke is employed by us on such date. Beginning with fiscal 2005, Mr. Tworecke receives an annual supplemental award (the terms of which are substantially similar to the Supplemental Award granted to Mr. Rutkowski) (the ‘‘Tworecke Supplemental Award’’). The Tworecke Supplemental Award is granted 50% in Career Shares and 50% in a Notional Account (on terms and conditions substantially similar to those described for Mr. Rutkowski).

If Mr. Tworecke’s employment is terminated because of his death or disability, Mr. Tworecke (or his estate or legal representative) is entitled to (i) a pro-rata target bonus for the fiscal year during which his employment terminates, (ii) immediate vesting of 50% of the remaining shares subject to the Initial Tworecke RS Grant, (iii) immediate vesting of 50% of any unvested Tworecke Supplemental Award and (iv) full vesting of the Initial Tworecke Option, which will remain exercisable for 12 months following the date of termination. If Mr. Tworecke’s employment is terminated by us without Cause or by Mr. Tworecke for Good Reason (as defined in the Tworecke Agreement), Mr. Tworecke is entitled to (i) salary continuation and participation in our medical and dental plans for the remainder of the term of the agreement (but not less than 12 months), (ii) a pro-rata bonus for the fiscal year during which he is terminated and (iii) immediate vesting of that portion of the Initial Tworecke RS Grant that would have vested if he had remained employed on the vesting date immediately following the date of his termination. In addition, that portion of the Initial Tworecke Option that is vested on the date of his termination will remain exercisable for two years following the date of his termination and any unvested portion of a Tworecke Supplemental Award will be forfeited. If Mr. Tworecke is terminated because we choose not to renew the Tworecke Agreement’s term, Mr. Tworecke is entitled to salary continuation and participation in medical and dental plans for twelve months, the vested portion of the Initial Tworecke Option will remain exercisable for nine months following the date of termination and any unvested portion of a Tworecke Supplemental Award will be forfeited.

If Mr. Tworecke’s employment is terminated without Cause or for Good Reason upon or within one year following a Change in Control (each term as defined in the Tworecke Agreement), Mr. Tworecke is entitled to: (i) payment in a lump sum of an amount equal to two times base salary plus target bonus, (ii) a pro-rata target bonus for the year of termination, (iii) immediate vesting of the Initial Tworecke RS Grant, the Initial Tworecke Option (with the option remaining exercisable for six months following termination), all other outstanding equity awards and any previously granted Tworecke Supplemental Award, with any stock options granted on or following August 11, 2005 remaining exercisable for 24 months or the option term, whichever is shorter, and (iv) continued participation in medical and dental plans until the earlier of 24 months from the date of termination and the date Mr. Tworecke obtains equivalent coverage from subsequent employment.

If Mr. Tworecke’s employment is terminated by us for Cause or if he voluntarily resigns, he will forfeit any remaining shares subject to the Initial Tworecke RS Grant, the unvested portion of the Initial Tworecke Option and any unvested portion of a Tworecke Supplemental Award.

In order to receive severance benefits, Mr. Tworecke will be required to execute a release of claims against us and our affiliates. Under the terms of the Tworecke Agreement, Mr. Tworecke is bound by a perpetual confidentiality covenant, a 12-month post-termination non-competition covenant and an 18-month post-termination non-solicitation covenant.

If any payments, benefits or entitlements provided to Mr. Tworecke under the Tworecke Agreement or otherwise are subject to federal excise tax as excess parachute payments and Mr. Tworecke would be in a better position on an after-tax basis, such payments, benefits or entitlements will be reduced such that no federal excise tax will apply.

Stanley P. Silverstein.    Mr. Silverstein is party to an employment agreement with Warnaco dated August 11, 2005 (the ‘‘Silverstein Agreement’’). The Silverstein Agreement is for a term of three years, subject to automatic one-year renewals unless notice of termination is given at least 180 days prior to the date on which the term would otherwise expire. The Silverstein Agreement provides for an annual base salary of $525,000 (which may be reviewed annually for increase by the Board of Directors) and a target bonus opportunity equal to 85% of his base salary. In addition, commencing in fiscal 2005, Mr. Silverstein is granted a supplemental award (the terms of which are substantially similar to the Supplemental Award granted to Mr. Rutkowski) (the ‘‘Silverstein Supplemental Award’’). The Silverstein Supplemental Award is granted 50% in Career Shares and 50% in a Notional Account (on terms and conditions substantially similar to those described for Mr. Rutkowski).

If Mr. Silverstein’s employment is terminated because of his death or disability, he (or his legal representative or estate, as the case may be) will be entitled to (i) a pro-rata target bonus for the year of termination, (ii) immediate vesting of 50% of any unvested restricted shares (other than Career Shares)

and (iii) immediate vesting of 50% of any unvested Silverstein Supplemental Award. If Mr. Silverstein’s employment is terminated by us without Cause or by Mr. Silverstein for Good Reason (each as defined in the Silverstein Agreement) or if we terminate Mr. Silverstein’s employment by non-renewal of the Silverstein Agreement, Mr. Silverstein will be entitled to (i) payment of annual base salary as salary continuation for the remaining term of the employment agreement (but in no event for more than 24 or less than 12 months), (ii) immediate vesting of 50% of any unvested restricted shares (other than Career Shares), (iii) 12 months or the option term, if shorter, to exercise any vested stock options; provided such options were granted on or following the date of the employment agreement and (iv) continued participation in welfare benefit plans until the earlier of the end of the term (but in no event more than 24 or less than 12 months) or the date Mr. Silverstein obtains equivalent coverage from subsequent employment.

If Mr. Silverstein’s employment is terminated by us without Cause or by Mr. Silverstein for Good Reason upon or within one year following a Change in Control (as defined in the Silverstein Agreement), Mr. Silverstein will be entitled to (i) payment in a lump sum of an amount equal to the greater of base salary and target bonus for the remaining term of the Silverstein Agreement or two times base salary plus target bonus, (ii) a pro rata target bonus for the year of termination, (iii) immediate vesting of all outstanding equity awards and any previously granted Silverstein Supplemental Award, with any stock options granted on or following the date of the Silverstein Agreement remaining exercisable for 24 months or the option term, whichever is shorter, and (iv) continued participation in welfare benefit plans until the earlier of 24 months from the date of termination and the date Mr. Silverstein obtains equivalent coverage from subsequent employment.

Under the Silverstein Agreement, Mr. Silverstein is bound by a perpetual confidentiality covenant and is prohibited from competing with us both during employment and for 12 months following termination of his employment. Additionally, for 18 months following termination of his employment, Mr. Silverstein is prohibited from soliciting or hiring employees of Warnaco and our affiliates and from soliciting our customers.

If any payments, benefits or entitlements provided to Mr. Silverstein under the Silverstein Agreement or otherwise are subject to federal excise tax as excess parachute payments and Mr. Silverstein would be in a better position on an after-tax basis, such payments, benefits or entitlements will be reduced such that no federal excise tax will apply.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We provide for certain payments upon termination or change in control for our Named Executives as described in detail in the summary of employment agreements above under ‘‘Employment Agreements’’. These termination and change in control payments are designed to be competitive and to retain executives and provide business continuity in the event of a threatened or actual change in control. Other than the potential termination and change in control payments described in the summary of employment agreements above, we do not have any additional provisions for potential payments to Named Executives under any other contract, agreement, plan or arrangement whether written or unwritten and without regard to any monetary threshold, in connection with a termination, change in control or change in responsibilities of the Named Executive.

Potential Payments Upon Termination or Change in Control Tables

The table below illustrates potential termination and change in control payments to each of our Named Executives as described in their respective employment agreements above, assuming a December 30, 2006 termination date and, where applicable, using the December 29, 2006 closing price of our Common Stock of $25.38. We note that (i) amounts realized upon exercise of options vested prior to termination or change in control are not included in amounts listed under ‘‘Accelerated Vesting of Equity’’ and (ii) Named Executives participate in our qualified defined contribution plan and receive certain pension benefits as described above in the Pension Benefit Table, but do not receive additional retirement benefits upon termination or change in control as noted under ‘‘Retirement Benefits’’.

Named Executive Benefits and Payments Upon Termination	Death & Disability	For Cause	Voluntary	Without Cause	Non-Renewal Without Cause	Change in Control
Joseph R. Gromek
Cash Severance	$954,400	$0	$0	$3,579,400	$3,579,400	$7,704,400
Accelerated Vesting of Equity	$3,069,922	$0	$0	$1,089,295	$1,089,295	$3,069,922
Retirement Benefits	$0	$0	$0	$0	$0	$0
Unvested Deferred Compensation	$1,045,292	$0	$0	$137,261	$137,261	$2,037,792
Other Benefits	$0	$0	$0	$9,654	$9,654	$24,825
Total	$5,069,614	$0	$0	$4,815,610	$4,815,610	$12,836,939

Named Executive Benefits and Payments Upon Termination	Death & Disability	For Cause	Voluntary	Without Cause	Non-Renewal Without Cause	Change in Control
Lawrence R. Rutkowski
Cash Severance	$361,760	$0	$0	$926,760	$282,500	$2,570,750
Accelerated Vesting of Equity	$898,704	$0	$0	$317,250	$0	$1,541,889
Retirement Benefits	$0	$0	$0	$0	$0	$0
Unvested Deferred Compensation	$36,724	$0	$0		$0	$73,447
Other Benefits	$0	$0	$0	$35,515	$4,008	$16,030
Total	$1,297,188	$0	$0	$1,297,525	$286,508	$4,202,116

Named Executive Benefits and Payments Upon Termination	Death & Disability	For Cause	Voluntary	Without Cause	Non-Renewal Without Cause	Change in Control
Helen McCluskey
Cash Severance	$600,000	$0	$0	$1,612,500	$675,000	$3,071,250
Accelerated Vesting of Equity	$729,143	$0	$0	$296,100	$0	$1,196,331
Retirement Benefits	$0	$0	$0	$0	$0	$0
Unvested Deferred Compensation	$38,667	$0	$0	$0	$0	$77,334
Other Benefits	$0	$0	$0	$8,360	$5,573	$11,146
Total	$1,367,810	$0	$0	$1,916,960	$680,573	$4,356,061

Named Executive Benefits and Payments Upon Termination	Death & Disability	For Cause	Voluntary	Without Cause	Non-Renewal Without Cause	Change in Control
Frank Tworecke
Cash Severance	$335,601	$0	$0	$1,070,601	$735,000	$3,344,250
Accelerated Vesting of Equity	$923,180	$0	$0	$296,100	$0	$1,438,868
Retirement Benefits	$0	$0	$0	$0	$0	$0
Unvested Deferred Compensation	$63,127	$0	$0	$0	$0	$126,253
Other Benefits	$0	$0	$0	$12,413	$12,413	$16,550
Total	$1,321,908	$0	$0	$1,379,114	$747,413	$4,925,921

Named Executive Benefits and Payments Upon Termination	Death & Disability	For Cause	Voluntary	Without Cause	Non-Renewal Without Cause	Change in Control
Stanley P. Silverstein
Cash Severance	$439,875	$0	$0	$887,104	$887,104	$2,502,500
Accelerated Vesting of Equity	$370,303	$0	$0	$324,441	$324,441	$1,102,124
Retirement Benefits	$0	$0	$0	$0	$0	$0
Unvested Deferred Compensation	$39,725	$0	$0	$0	$0	$79,449
Other Benefits	$0	$0	$0	$13,347	$13,347	$16,550
Total	$849,903	$0	$0	$1,224,892	$1,224,892	$3,700,623

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Equity Compensation Plan Information

The following table provides information as of December 30, 2006 with respect to the Common Stock issuable under the 2003 Stock Incentive Plan and the 2005 Stock Incentive Plan, both of which have been approved by our stockholders. We currently have no other equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Further Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
	(A)	(B)	(C)
Equity compensation plans approved by stockholders	4,238,364 (a)	$18.01(b )	1,144,512(c )
Equity compensation plans not approved by stockholders	n/a	n/a	n/a

(a)	In addition to outstanding stock options, this number reflects 76,036 outstanding restricted stock units which may be settled in Common Stock.
(b)	In calculating the weighted average exercise price in this column, the 76,036 restricted stock units referred to in note (a) have been excluded because they have no exercise price.
(c)	A portion of the securities remaining available for issuance under our equity compensation plans may also be issued in the form of grants of restricted stock and/or restricted stock units.

Beneficial Ownership of Warnaco Common Stock

The following table sets forth certain information with respect to beneficial ownership of Common Stock as of March 27, 2007 (except as described below) by (1) each of our Directors, (2) each of the Named Executives listed on the Summary Compensation Table above, (3) all of our Directors and Executive Officers as a group and (4) each person or entity known by us to beneficially own five percent or more of any class of our voting securities. The number of shares shown are those beneficially owned, as determined under the applicable rules of the SEC for the purposes of this Proxy Statement, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of Common Stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

	Shares Beneficially Owned
Name	Number of Shares	Percent of Shares
David A. Bell (a)	13,081	*
Robert A. Bowman (a)	7,872	*
Richard Karl Goeltz (a)	12,381	*
Joseph R. Gromek (a) (b)	1,020,837	2.2%
Sheila A. Hopkins (a)	8,938	*
Charles R. Perrin (a)	49,327	*
Nancy A. Reardon (a)	2,686	*
Donald L. Seeley (a)	5,385	*
Cheryl Nido Turpin (a)	11,979	*
Lawrence R. Rutkowski (a) (c)	296,858	*
Helen McCluskey (a) (d)	226,191	*
Frank Tworecke (a) (e)	301,935	*
Stanley P. Silverstein (a) (f)	301,227	*
All Directors and Executive Officers as a group (16 persons) (g)	2,509,012	5.2%
5% Stockholders
Dimensional Fund Advisors LP (h)	3,064,814	6.6%
Glenhill Advisors LLC (i)	2,902,000	6.3%
Hotchkis and Wiley Capital Management, LLC (j)	2,735,500	5.9%
Snyder Capital Management, L.P. (k)	2,668,084	5.8%

*	Less than 1%
(a)	The business address of each of the Directors and Executive Officers is c/o The Warnaco Group, Inc., 501 Seventh Avenue, New York, New York 10018.
(b)	The number of shares beneficially owned includes 731,100 vested but unexercised options. The number of shares beneficially owned also includes 120,000 shares of restricted stock issued pursuant to the 2003 Stock Incentive Plan and the 2005 Stock Incentive Plan.
(c)	The number of shares beneficially owned includes 239,400 vested but unexercised options. The number of shares beneficially owned also includes 33,182 shares of restricted stock issued pursuant to the 2003 Stock Incentive Plan and the 2005 Stock Incentive Plan.
(d)	The number of shares beneficially owned includes 154,600 vested but unexercised options. The number of shares beneficially owned also includes 53,606 shares of restricted stock issued pursuant to the 2003 Stock Incentive Plan and the 2005 Stock Incentive Plan.
(e)	The number of shares beneficially owned includes 155,900 vested but unexercised options and 70,000 options that vest within 60 days after March 27, 2007. The number of shares beneficially owned also includes 50,138 shares of restricted stock issued pursuant to the 2003 Stock Incentive Plan and the 2005 Stock Incentive Plan.
(f)	The number of shares beneficially owned includes 244,900 vested but unexercised options. The number of shares beneficially owned also includes 33,601 shares of restricted stock issued pursuant to the 2003 Stock Incentive Plan and the 2005 Stock Incentive Plan.
(g)	The number of shares beneficially owned includes an aggregate of 1,654,900 vested but unexercised options and 95,000 options that vest within 60 days after March 27, 2007. The number of shares beneficially owned also includes an aggregate of 366,312 shares of restricted stock issued pursuant to the 2003 Stock Incentive Plan and the 2005 Stock Incentive Plan.

(h)	Information based solely on a Schedule 13G/A, filed with the SEC on February 9, 2007 by Dimensional Fund Advisors LP (‘‘Dimensional Fund Advisors’’), 1299 Ocean Avenue, Santa Monica, California 90401, reporting the beneficial ownership of the shares of Common Stock set forth in the table. According to the Schedule 13G/A, Dimensional Fund Advisors has sole voting power and sole dispositive power with respect to all such shares. The Schedule 13G/A provides that Dimensional Fund Advisors, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the ‘‘Funds.’’ According to the Schedule 13G/A, in its role as investment advisor or manager, Dimensional Fund Advisors possesses investment and/or voting power over the shares of Common Stock owned by the Funds, and may be deemed to be the beneficial owner of those shares under applicable SEC rules; however, all of these shares are owned by the Funds, and Dimensional Fund Advisors disclaims beneficial ownership of such shares.
(i)	Information based solely on a Schedule 13G/A, filed with the SEC on February 14, 2007 by Glenhill Advisors, LLC, Glenn J. Krevlin and Glenhill Capital Management, LLC, 598 Madison Avenue, 12th Floor, New York, New York 10022, reporting the beneficial ownership of the shares of Common Stock set forth in the table. According to the Schedule 13G/A, Glenhill Advisors, LLC has sole voting power and sole dispositive power with respect to all such shares, Glenn J. Krevlin has sole voting power and sole dispositive power with respect to all such shares and Glenhill Capital Management, LLC has shared voting power and shared dispositive power with respect to all such shares. The Schedule 13G/A provides that Glenn J. Krevlin is the managing member and control person of Glenhill Advisors, LLC and that Glenhill Advisors, LLC is the managing member of Glenhill Capital Management, LLC. According to additional information contained in the Schedule 13G/A, Glenhill Capital Management, LLC is the general partner and investment advisor of Glenhill Capital LP, a security holder of Warnaco, managing member of Glenhill Concentrated Long Master Fund, LLC, a security holder of Warnaco, and sole shareholder of Glenhill Capital Overseas GP, Ltd. The Schedule 13G/A also provides that Glenhill Capital Overseas GP, Ltd. is general partner of Glenhill Capital Overseas Master Fund, LP, a security holder of Warnaco.
(j)	Information based solely on a Schedule 13G/A, filed with the SEC on February 14, 2007 by Hotchkis and Wiley Capital Management, LLC (‘‘Hotchkis and Wiley’’), 725 South Figueroa Street, 39th Floor, Los Angeles, California 90017, reporting the beneficial ownership of the shares of Common Stock set forth in the table. According to the Schedule 13G/A, Hotchkis and Wiley has sole voting power with respect to 1,808,800 shares and sole dispositive power with respect to all of the shares set forth in the table. The Schedule 13G/A also provides that Hotchkis and Wiley disclaims beneficial ownership of the shares of Common Stock set forth in the table.
(k)	Information based solely on a Schedule 13G, filed with the SEC on February 14, 2007 by Snyder Capital Management, L.P. and Snyder Capital Management, Inc., One Market Plaza, Steuart Tower, Suite 1200, San Francisco, California 94105, reporting the beneficial ownership of the shares of Common Stock set forth in the table. According to the Schedule 13G, Snyder Capital Management, L.P. and Snyder Capital Management, Inc. each have shared voting power with respect to 2,394,800 shares and shared dispositive power with respect to all of the shares set forth in the table.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our Executive Officers and Directors and stockholders who own more than ten percent of our Common Stock file reports of ownership and changes in ownership with the SEC and NASDAQ. Our Executive Officers and Directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all such Section 16(a) forms that they file.

Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that, during Fiscal 2006, all Section 16(a) filing requirements applicable to our Executive Officers and Directors and greater than ten percent stockholders were complied with.

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended December 30, 2006, filed with the SEC on March 7, 2007 is being mailed with this Proxy Statement. We will furnish any exhibit to the Annual Report on Form 10-K upon the request of a stockholder of record as of the close of business on March 27, 2007 for a fee limited to our reasonable expenses in furnishing such exhibit. Requests for exhibits to the Annual Report on Form 10-K should be directed to the Corporate Secretary, The Warnaco Group, Inc., 501 Seventh Avenue, New York, New York 10018.

The Annual Report on Form 10-K is not a part of the proxy solicitation materials.

STOCKHOLDER PROPOSALS

Under Rule 14a-8 of the Exchange Act as currently in effect, any holder of at least $2,000 in market value of Common Stock who has held such securities for at least one year and who desires to have a proposal presented in our proxy material for use in connection with the annual meeting of stockholders to be held in 2008 must transmit that proposal (along with the stockholder’s name, address, the number of shares of Common Stock that the stockholder holds of record or beneficially, the dates upon which the securities were acquired, documentary support for a claim of beneficial ownership and a statement of willingness to hold such shares through the date of the 2008 annual meeting of stockholders) in writing as set forth below. Proposals of stockholders intended to be presented at the 2008 annual meeting under Rule 14a-8 of the Exchange Act must be received by the Corporate Secretary, The Warnaco Group, Inc., 501 Seventh Avenue, New York, New York 10018, not later than December 19, 2007. In order for proposals of stockholders made outside of Rule 14a-8 to be considered ‘‘timely’’ within the meaning of Rule 14a-4(c) of the Exchange Act, such proposals must be received by the Corporate Secretary at the above address by March 3, 2008.

PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors is recommending ratification of the appointment by our Audit Committee of Deloitte & Touche as independent registered public accounting firm of Warnaco for the fiscal year ending December 29, 2007. The Audit Committee is responsible for appointing and overseeing the work of the independent registered public accounting firm. Before our independent registered public accounting firm is engaged to render any audit or permissible non-audit services, the engagement is approved in advance by the Audit Committee. If the stockholders do not ratify this appointment, the Audit Committee will reconsider its decision to appoint Deloitte & Touche.

Deloitte & Touche provided audit and other services during Fiscal 2006 and fiscal 2005 as set forth below:

FEES FOR SERVICES PROVIDED	Fiscal 2006	Fiscal 2005
Audit Fees (a)	$5,296,000	$4,489,200
Audit Related Fees (b)	515,000	1,319,000
Total Audit and Audit-Related Fees	5,811,000	5,808,200
Tax Fees (c)	422,000	662,900
All Other Fees	—	—
Total Fees	$6,233,000	$6,471,100

(a)	Audit Fees: For Fiscal 2006 and Fiscal 2005, includes fees for the audit of our annual consolidated financial statements, quarterly reviews of interim consolidated financial statements, statutory audits and procedures in connection with our filings with the SEC. The increase in audit fees from fiscal 2005 to Fiscal 2006 is primarily attributable to the restatement of our previously reported financial statements for the fourth quarter 2005, fiscal 2005 and first quarter 2006 and audits of the Calvin Klein Jeans Europe and Asia businesses acquired in 2006.
(b)	Audit Related Fees: Audit related fees are fees for assurance and related services that are associated with the performance of the audit or review of our financial statements. For Fiscal 2006 and fiscal 2005, includes fees for the audits of our employee benefit plans, certain royalty audits, and due diligence services related to acquisitions. The decrease in audit related fees from fiscal 2005 to Fiscal 2006 is primarily attributable to certain non-recurring fiscal 2005 fees for due diligence in connection with the CKJEA Acquisition.
(c)	Tax Fees: Includes fees for domestic and international tax planning and compliance services.

We have been advised by Deloitte & Touche that it will have a representative present at the Annual Meeting who will be available to respond to questions. The representative will also have the opportunity to make a statement if such representative desires to do so.

All properly executed written proxies received by us and properly completed proxies submitted by telephone or Internet will be voted ‘‘FOR’’ the ratification of the appointment of Deloitte & Touche by the Board of Directors as Warnaco’s independent registered public accounting firm for the fiscal year ending December 29, 2007 unless contrary instructions are given.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF WARNACO, WHICH IS DESIGNATED
AS ITEM NO. 2 ON THE ENCLOSED PROXY CARD.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter which is available on the corporate governance page of our Internet website located at www.warnaco.com. All members of the Audit Committee are independent directors under the NASDAQ listing standards and qualified pursuant to the additional NASDAQ requirements for audit committee members, in each case, as determined by the Board of Directors.

Management is responsible for Warnaco’s internal controls and preparing Warnaco’s consolidated financial statements. Warnaco’s independent registered public accounting firm, Deloitte & Touche, is responsible for performing an independent audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee is responsible for overseeing the conduct of these activities and, subject to stockholder ratification, appointing Warnaco’s independent registered public accounting firm. As stated above and in the Audit Committee’s charter, the Audit Committee’s responsibility is one of oversight. The Audit Committee does not provide any expert or special assurance as to Warnaco’s financial statements concerning compliance with laws, regulations or generally accepted accounting principles. In performing its oversight function, the Audit Committee relies on the information provided to it and on representations made by management and the independent registered public accounting firm.

The Audit Committee reviewed and discussed Warnaco’s audited financial statements with management and the independent registered public accounting firm. Management represented to the Audit Committee that the audited financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with Warnaco’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, and Rule 2-07 of Regulation S-X.

Deloitte & Touche provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed the independence of Deloitte & Touche with them.

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 30, 2006 prior to its filing with the SEC on March 7, 2007.

Members of the Audit Committee

Robert A. Bowman
Richard Karl Goeltz (Chairman)
Sheila A. Hopkins
Charles R. Perrin
Nancy A. Reardon (as of January 11, 2007)
Donald L. Seeley

OTHER MATTERS

We know of no other matters which may come before the Annual Meeting other than the matters referred to in the accompanying Notice of Annual Meeting. However, if other matters properly come before the Annual Meeting, it is intended that the persons named as proxies in the accompanying proxy vote the shares represented thereon in accordance with their best judgment.

THE WARNACO GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 15, 2007
10:00 AM EDT

The Offices of The Warnaco Group, Inc.
501 Seventh Avenue
New York, New York 10018

The Warnaco Group, Inc. 501 Seventh Avenue New York, New York 10018	Proxy
This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 15, 2007.
The shares of stock you hold in your account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted ‘‘FOR’’ Items 1 and 2.
By signing the proxy, you revoke all prior proxies and appoint Joseph R. Gromek, Lawrence R. Rutkowski and Jay A. Galluzzo, and each of them, with full power of substitution, to vote your shares as indicated on the matters shown on the reverse side and in the discretion of the named proxies on any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK * * * EASY * * * IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (Central Time) on May 14, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/wrnc/ — QUICK * * * EASY * * * IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (Central Time) on May 14, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to The Warnaco Group, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

↓   Please detach here   ↓

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors:	01 David A. Bell 02 Robert A. Bowman 03 Richard Karl Goeltz 04 Joseph R. Gromek	05 Sheila A. Hopkins 06 Charles R. Perrin 07 Nancy A. Reardon 08 Donald L. Seeley 09 Cheryl Nido Turpin	Vote FOR all nominees (except as marked)	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.Ratification of the appointment of Deloitte & Touche LLP as Warnaco’s independent registered public accounting firm for the fiscal year ending December 29, 2007.	For	Against	Abstain
3.To transact such other matters as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL, AND IN THE DISCRETION OF THE NAMED PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Address Change? Mark Box Indicate changes below:	Date ________________________

Signature(s) in Box
Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.